APOLLO GOLD CORPORATION

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APOLLO GOLD, INC.

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THE CANADA TRUST COMPANY

November 4, 2004

TRUST INDENTURE

PROVIDING FOR THE ISSUE OF UP TO U.S.$12,500,000 IN PRINCIPAL AMOUNT OF 12% SERIES 2004-B CONVERTIBLE SECURED DEBENTURES

Fogler, Rubinoff LLP

TABLE OF CONTENTS

THIS TRUST INDENTURE made as of the 4th day of November, 2004,

BETWEEN:

APOLLO GOLD CORPORATION, a corporation continued under the laws of the Yukon Territory

(hereinafter called the "**Corporation**")

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APOLLO GOLD, INC., a corporation incorporated under the laws of Delaware

(hereinafter called "**AGI**")

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THE CANADA TRUST COMPANY, a trust company amalgamated under the laws of Canada

(hereinafter called the "**Trustee**")

WHEREAS the Corporation has agreed to issue the Debentures pursuant to the exercise of Special Notes issued by the Corporation on November 4, 2004;

AND WHEREAS the Corporation is duly authorized to create and issue the Debentures to be issued as provided herein;

AND WHEREAS as collateral security for the Corporation's obligations under the Special Notes, this Indenture and the Debentures, AGI has granted the Collateral Security (as defined below) to the Trustee;

AND WHEREAS all necessary resolutions of the Directors of the Corporation have been duly passed and confirmed and other proceedings taken to make the Debentures, when certified by the Trustee and issued as provided in this Trust Indenture, valid, binding and legal obligations of the Corporation with the benefits and subject to the terms of this Trust Indenture and to make this Trust Indenture a valid and binding indenture in accordance with its terms;

AND WHEREAS all necessary resolutions of the Directors of AGI have been passed and confirmed and other proceedings taken to make the Collateral Security valid and binding in accordance with its terms;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and AGI and not by the Trustee;

NOW THEREFORE THIS INDENTURE WITNESSES and it is hereby covenanted, agreed and declared as follows:

ARTICLE 1.
INTERPRETATION

1.1 Definitions

In this Trust Indenture, unless there is something in the subject matter or context inconsistent therewith:

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, **"control"** when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms **"controlling"** and **"controlled"** have meanings correlative to the foregoing.

"Agency Agreement" means the agency agreement between the Corporation and the Agents dated November 4, 2004 with respect to the issuance of, among other things, the Special Notes.

"Agents" means Regent Mercantile Bancorp Inc. and such other agents or affiliates that participate in a syndicate with Regent Mercantile Bancorp Inc.

"AGI Guaranty" means the guaranty to be granted by AGI in favour of the Trustee as collateral security for the performance of the Corporation's obligations hereunder and under the Special Notes, substantially in the form of the guaranty attached as Exhibit "2" hereto, as the same may be amended, supplemented, modified, renewed or replaced from time to time.

"AGI Pledged Shares" means, collectively, (i) 100 shares of common stock in Montana Tunnels Mining, Inc., a Delaware corporation, evidenced by stock certificate No. 2, (ii) 100 shares of common stock in Standard Gold Mining, Inc., a Delaware corporation, evidenced by stock certificate No. 1, (iii) 100 shares of common stock in Mine Development Finance, Inc., a Delaware corporation, evidenced by stock certificate No. 1, and (iv) 100 shares of common stock in Apollo Gold Exploration, Inc., a Delaware corporation, evidenced by stock certificate No. 1, (and all property subsequently deposited pursuant hereto in addition or substitution for such property) and specifically excluding any and all shares of capital stock of Florida Canyon Mining, Inc., a Delaware corporation.

"AGI Security Agreement" means the security agreement to be entered into between AGI and the Trustee whereby AGI grants a security interest in favour of the Trustee for the benefit of the Debentureholders as security for the performance of AGI's obligations under the AGI Guaranty, substantially in the form of the security agreement attached as Exhibit "3" hereto, as the same may be amended, supplemented, revised or replaced from time to time.

"AGI" means Apollo Gold, Inc., a wholly-owned subsidiary of the Corporation.

"AMEX" shall mean the American Stock Exchange.

"Apollo Pledged Shares" means those securities listed on Schedule "B".

"Applicable Cure Periods" means, in the case of Section 7.1.1(a) for a payment default, five (5) Business Days and in the case of Sections 7.1.1(b), 7.1.1(c), 7.1.1(j), 7.1.1(l), 7.1.1(m), fifteen (15) days from notice of default.

"Black Fox Charge" has the meaning attributed to such term in Section 5.4.3(d)(i).

"Black Fox Property" means the real and immovable property described in Schedule "C" together with all abutting Real Property and non-abutting Real Property acquired by the Corporation in the future in the area located approximately 10 kilometers east of the Town of Matheson, Ontario along the east-west 200 km Destor-Porcupine Fault Zone, together with all rights, options, interests, and mining and mineral rights and interests therein, now owned or hereafter acquired by the Corporation including, without limitation, all licences, easements, rights-of-way, privileges, benefits, immunities, rights and options connected therewith and/or appertaining thereto and all amendments thereto, replacements thereof and substitutions therefor from time to time, and all buildings, erections, structures, improvements, fixtures, fixed plant, fixed machinery, fixed equipment and all personal property of every kind and nature at present situate thereon or therein or which may at any time hereafter be constructed or brought or placed thereon or therein or used in connection therewith or related thereto, including in each and all cases any greater or other right, title and interest therein or in any part thereof which the Corporation may acquire and hold during the currency of this Indenture, and all proceeds in connection therewith.

"Business Day" means a day which is not Saturday or Sunday or a day on which banks are closed in the Cities of Toronto, Ontario and Denver, Colorado, or a civic or statutory holiday in the Cities of Toronto, Ontario and Denver, Colorado.

"Calculation Date" means, with respect to a particular Notice of Substitution, the date of such Notice of Substitution.

"Canadian Clearance Date" means the date on which a receipt has been issued by the last of the securities commission or securities regulatory authority in the Province of Ontario for the (final) prospectus of the Corporation qualifying the distribution of, among other securities, certain securities issuable upon the exercise of the Special Notes.

"Capital Leases" means leases which are classified as such in accordance with GAAP.

"Cash Collateral Account" has the meaning attributed to such term in Section 6.8.1(a).

"Cash Collateral Trust Agreement" has the meaning attributed to such term in Section 5.4.4(d)(iii).

"Cash Collateral Trust" has the meaning attributed to such term in Section 5.4.1(a)(ii).

"Certificate of the Corporation" means a certificate signed in the name of the Corporation by an officer of the Corporation, and may consist of one or more instruments so executed.

"Closing Date" means the date on which the offering of the Special Notes is completed in accordance with the terms of the Agency Agreement.

"Collateral Security" means the AGI Guaranty and the AGI Security Agreement dated the date hereof and executed by AGI in favor of the Trustee and any other security which may from time to time be executed by AGI in favour of the Trustee for the benefit of the Debentureholders.

"Common Share Reorganization" has the meaning attributed to such term in Section 4.3.2.

"Common Shares" means the common shares in the capital of the Corporation, as such shares exist at the close of business on the date of execution and delivery of this Indenture; provided that, in the event of a subdivision, redivision, reduction, combination or consolidation thereof, or successive such

subdivisions, redivisions, reductions, combinations or consolidations, then, subject to adjustments, if any, having been made in accordance with Section 4.3, "Common Shares" shall thereafter mean the shares resulting from such subdivision, redivision, reduction, combination or consolidation.

"Consent" has the meaning as set out in Section 5.4.3(a).

"Contaminant" means, without limitation, any pollutants, dangerous substances, liquid waste, industrial waste, hauled liquid waste, toxic substances, hazardous wastes, hazardous materials, hazardous substances or contaminants including any of the foregoing as defined in any Environmental Law.

"Contractual Rights" has the meaning attributed to such term in Section 5.1.5

"Conversion Price" has the meaning attributed to such term in Section 4.1.1.

"Conversion Shares" means the Common Shares issuable upon the conversion of any of the Debentures.

"Core Black Fox Lands" means the real and immovable property described in Schedule "A".

"Corporation" means the party of the first part and includes any successor corporation to or of the party of the first part which shall have complied with the provisions of Article 10.

"Corporation's Auditors"' means a firm of chartered accountants duly appointed as auditors of the Corporation from time to time.

"Counsel" means a barrister or solicitor or firm of barristers and solicitors retained by the Trustee or retained by the Corporation and acceptable to the Trustee.

"Current Market Price" in respect of a Common Share at any date, means the weighted average price per Common Share on the exchange where the Common Shares are principally traded (being AMEX, TSX or such other exchange or market as the Directors determine to be the principal trading market for the Common Shares), for the 20 consecutive trading days ending on the fifth trading day before such date; the weighted average price will be determined by dividing the aggregate of the sale prices of all such shares sold on the said exchange or market, as the case may be, during the said 20 consecutive trading days by the total number of such shares so sold or, if the sales prices of all such shares is not available, using the aggregate of the product of the closing price and the total daily volume.

"Current Technical Report" means, with respect to a Notice of Substitution, a Technical Report prepared in accordance with National Instrument 43-101 "Standards of Disclosure for Mineral Projects" with respect to the Black Fox Property that is dated within 12 months of the date of such Notice of Substitution.

"Date of Conversion" has the meaning attributed to such term in Section 4.2.2.

"DBRS" means Dominion Bond Rating Service Limited, and its successors and assigns.

"Debentureholders' Request" means an instrument signed in one or more counterparts by the Holders of not less than 25% in principal amount of the outstanding Debentures requesting the Trustee to take the action or proceeding specified therein.

"Debentureholders" or **"Holders"** means the Persons for the time being entered in the registers

hereinafter mentioned as holders of the Debentures, and Special Note Holders who are deemed to be Debentureholders in accordance with Section 5.6.

"Debentures" means the 12% Series 2004-B Convertible Secured Debentures of the Corporation due on the Maturity Date issued hereunder.

"Director" means a director of the Corporation or AGI where the context requires for the time being and "Directors" means the board of directors of the Corporation or AGI where the context requires or, whenever duly empowered, the executive committee (if any) of the board of directors of the Corporation or AGI where the context requires for the time being, and reference to action by the Directors means action by the directors as a board or action by the executive committee of the board as a committee.

"Discharge" has the meaning attributed to such term in Section 5.4.3(a).

"Dividends Paid in the Ordinary Course" means dividends paid on the Common Shares in any financial year of the Corporation, whether in (1) cash, (2) shares of the Corporation, (3) rights, options or warrants to purchase any shares, property or other assets of the Corporation (but excluding rights, options or warrants referred to in Section 4.3.3 or 4.3.4), in each case to the extent that the amount or value of such dividends in the aggregate does not exceed the greater of

(i) 200% of the aggregate amount or value of dividends declared payable by the Corporation on the Common Shares in its immediately preceding financial year;

(ii) the arithmetic mean of the aggregate amount or value of dividends declared payable by the Corporation on the Common Shares in its three immediately preceding fiscal years;

(iii) 12% of the Current Market Price on the date that the such dividends are declared payable by the Corporation on the Common Shares; and

(iv) the consolidated net income of the Corporation (before extraordinary items but after dividends payable on all shares ranking prior to or on a parity with the Common Shares with respect to the payment of dividends) for its immediately preceding financial year, determined in accordance with Generally Accepted Accounting Principles;

and for the purpose of the foregoing where any dividend is declared payable, otherwise than in cash, any securities, property or other assets so distributed by way of dividend shall be valued at the fair market value of such securities, property or other assets, as the case may be, as determined by the Directors, which determination shall be conclusive.

"Eligible Deposit Account" means a segregated account at a branch or office of an Eligible Institution in Toronto, Ontario.

"Eligible Institution" means a financial institution organized under the laws of Canada or any one of the provinces thereof (i) whose deposits are insured by Canadian Deposit Insurance Corporation; and (ii) (x) whose (A) long-term debt is rated "AA (low)" or better by DBRS or the equivalent rating; or (B) short-term debt is, or certificates of deposit are, rated "R-1 (middle)" or better by DBRS or equivalent rating or is an Affiliate of a financial institution that has the required rating.

"Eligible Investments" means, in relation to the investment of funds on deposit in the Cash Collateral Account, investments that are negotiable instruments or securities represented by instruments in bearer

or registered form which evidence:

(i) obligations issued or fully guaranteed by the Government of Canada; or

(ii) demand deposits, term deposits or certificates of deposit of or guaranteed by depositary institutions which, at the time of investment or contractual commitment to invest therein, have a short term debt rating of "R-1 (middle)" or better by DBRS.

"Encumbrance" means any mortgage, debenture, pledge, hypothec, lien, charge, assignment by way of security, consignment, lease, hypothecation, security interest or other security agreement, trust, or arrangement having the effect of granting security for the payment or performance of any debt, liability or obligation, and "Encumbrances", "Encumber" and "Encumbered" shall have corresponding meanings.

"Environmental Activity" means any past, present or future activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its release, emission, discharge, escape, leaching, dispersal or migration into the natural environment, including the movement through or in the air, soil, surface water or groundwater.

"Environmental Law" means any and all applicable international, federal, provincial, state, municipal or local laws, by-laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety, health protection or any Environmental Activity.

"Event of Default" has the meaning attributed to such term in Section 7.1.

"Existing Black Fox Mortgage" means the charge/mortgage of land over the Core Black Fox Lands, dated September 5, 2002, granted by the Corporation in favour of Glimmer Resources Inc., Exall Resources Limited and Newmont Canada Limited registered on September 6, 2002 as Instrument No. 0523974.

"Existing Black Fox Mortgagees" means the mortgagees under the Existing Black Fox Mortgage, as maybe amended from time to time, currently being Glimmer Resources Inc., Exall Resources Limited and Newmont Canada Limited.

"Existing Security" has the meaning attributed to such term in Section 5.4.1(a).

"Extraordinary Resolution" has the meaning attributed to such term in Sections 11.12 and 11.15.

"GAAP" means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants or any successor institute, including those set out in the Handbook of the Canadian Institute of Chartered Accountants, consistently applied.

"Governmental Authority" means, when used with respect to any person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration, board, instrumentality, or arbitrator or other law, regulation or rule making entity (including a Minister of the Crown, any central bank, Superintendent of Financial Institutions or other comparable authority or agency) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, Canada or any country in which such person is incorporated, continued, amalgamated, merged or otherwise created or established or in which such person has an undertaking, carries on business or holds

property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country.

"Indenture Legislation" has the meaning attributed to such term in Section 13.1.

"Issue Date" means, with respect to each Debenture, the date the Debenture is issued upon the conversion of the related Special Note.

"Maturity Date" means the third anniversary date of the Issue Date or such earlier date as the entire principal balance of the then outstanding Debentures may become due hereunder, whether by acceleration or otherwise.

"Mexican Subsidiary's Shares" means all of the shares held by the Corporation in the capital of Minera Sol de Oro S.A.

"Net Present Value" means, as measured on a particular Calculation Date, the net present value of the gold reserves on the Black Fox Property on that date, determined by using the same methodology as set out in a Current Technical Report, except that:

(i) the number of ounces of gold used in the calculation shall be the number shown as the "Proven and Probable Reserves" in the Current Technical Report;

(ii) the value per ounce of gold used in the calculation shall be the Spot Price minus $25; and

(iii) the discount factor used in the calculation shall be 8%.

"Notice of Substitution" means the notice of substitution substantially in the form of Exhibit "5" attached hereto.

"Permitted Encumbrances" means the Encumbrances listed in Schedule "D" attached hereto.

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, provincial, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

"Phase I Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of CSA Standard Z768-94 of the Canadian Standards Association.

"Pledged Securities" means, collectively, the Apollo Pledged Shares, the AGI Pledged Shares, and any other additional shares that the Corporation may acquire in the capital of AGI and any directly owned subsidiary (other than the Mexican Subsidiary's Shares) or that Apollo may now or hereafter acquire, and any additional shares that AGI may now or in the future acquire in any directly owned Subsidiary (other than Florida Canyon Mining Inc.) and any other shares or securities that may become subject to the security interest set out in this Indenture.

"Property" means the property and assets subject to the fixed and specific mortgage (including the mortgage by way of sublease) and charge and floating charge contained in Section 5.1 of this Indenture.

"Proven and Probable Reserves" means the gold reserves at the Black Fox Property designated as proven and probable and as shown in a Current Technical Report.

"Real Property" means the real and immovable property registered under the name of the Corporation, together with all rights, options, interests, and mining and mineral rights and interests therein, now owned or hereafter acquired by the Corporation including, without limitation, all licences, easements, rights-of-way, privileges, benefits, immunities, rights and options connected therewith and/or appertaining thereto and all amendments thereto, replacements thereof and substitutions therefor from time to time, and all buildings, erections, structures, improvements, fixtures, fixed plant, fixed machinery and fixed equipment at present situate thereon or therein or which may at any time hereafter be constructed or brought or placed thereon or therein, and for greater certainty, excluding any such property held by the Corporation's subsidiaries.

"Redemption Premium" has the meaning attributed to it in Section 3.1.1(b).

"Redemption Price" has the meaning attributed to such term in Section 3.1.

"Registration Statement" means the registration statement that the Corporation agrees to file with the SEC to register, among other things, the Underlying Shares, pursuant to the Registration Rights Agreement entered into as of November 4, 2004 among the Corporation and the Subscribers of the Special Notes and Special Warrants.

"Release" means discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, pour, emit, empty, throw, dump and exhaust and when used as a noun has a similar meaning.

"Required Cash Collateral Amount" means, with respect to any date, the sum of (A) the total principal outstanding under the Debentures as at that date; (B) all interest accrued and unpaid on the Debentures as that date; (C) all interest to be accrued from that date until the Maturity Date (not including any Redemption Premium); and (D) the amount of $50,000 as estimated costs for the Trustee and the Debentureholders to distribute the Required Cash Collateral Amount to the Debentureholders.

"Rights Offering" and **"Rights Period"** have the meanings attributed to such terms in Section 4.3.3.

"Rule 144" means Rule 144 under the U.S. Security Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

"SEC" means the United States Securities and Exchange Commission.

"Series A Debenture" means the 25% Series 2004-A secured debenture of the Corporation issued on October 19, 2004 to the Series A Debentureholder with the principal amount of Cdn$3,775,000.

"Series A Debentureholder" means Regent Securities Capital Corporation.

"Series A Indebtedness" means the principal of, the interest and Redemption Premium, if any, on and all other costs and expenses associated with the Series A Debenture.

"Series A Security" means, collectively, security granted by the Corporation and by AGI on October 19, 2004 in favour of the Series A Debentureholder as security and collateral for performance of the Corporation's obligations under the Series A Debenture.

"Special Note Holders" means the holders of the Special Notes.

"Special Notes" means the aggregate principal amount of up to $12,500,000 special notes issued by the

Corporation pursuant to the Agency Agreement.

"Spot Price" means the spot gold price being the noon London gold fix as reported on Kitco.com or by a successor website by the same publisher or its successor.

"Statutory Declaration" means a statutory declaration sworn by a Person under the applicable laws of the place such declaration is sworn, and in the case of a statutory declaration sworn by a Person in his capacity as an officer or director of a corporation, such declaration shall be given without personal liability.

"Subsidiaries" includes Montana Tunnels Mining, Inc., Standard Gold Mining, Inc., Mine Developments Finance, Inc., Apollo Gold Exploration, Inc., Florida Canyon Mining, Inc. and Minera Sol De Oro S.A., and (a) any other corporation of which an aggregate of more than fifty percent (50%) of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by the Corporation and/or one or more, direct or indirect, Subsidiaries of the Corporation, or with respect to which the Corporation has the right to vote or designate the vote of fifty percent (50%) or more of such stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which the Corporation and/or one or more Subsidiaries of the Corporation shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which the Corporation is a general partner or may exercise the powers of a general partner.

"Successor Corporation" has the meaning attributed to such term in Section 10.1.

"Taxes" has the meaning attributed to such term in Section 2.11.3.

"this Indenture", **"this Trust Indenture"**, **"hereto"**, **"hereby"**, **"hereunder"**, **"hereof"**, **"herein"** and similar expressions refer to this indenture and not to any particular Article, Section, Section, paragraph, subdivision or other portion hereof, and include any and every supplemental indenture; and **"supplemental indenture"** and **"indenture supplemental hereto"** include any and every instrument supplemental or ancillary hereto or in implementation hereof.

"Time of Expiry" has the meaning attributed to such term in Section 4.1.1.

"Trustee" means The Canada Trust Company and its successors for the time being in the trusts hereby created.

"U.S. Legend" has the meaning attributed to such term in Section 2.5.2.

"U.S. Person" means "U.S. Person" as that term is defined in Regulation S under the U.S. Securities Act.

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

"Underlying Shares" means, collectively, the Conversion Shares and Common Shares issuable upon the exercise of the Warrants.

"Warrants" means purchase warrants of the Corporation issuable upon the conversion of the Special Notes, with each Warrant entitling the holder to purchase one Common Share for a three year period

from the date of issue at $0.80 per share.

"Written Order of the Corporation", **"Written Request of the Corporation"** and **"Written Direction of the Corporation"** mean, respectively, an order, a request or a direction signed in the name of the Corporation by any officer of the Corporation, and may consist of one or more instruments so executed.

Words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine gender and vice versa.

1.2 Meaning of "outstanding" for Certain Purposes

Every Debenture certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation, or a new Debenture shall be issued in substitution therefor under Section 2.13, or moneys for the payment thereof shall be set aside under Article 9, provided that:

(a) where a new Debenture has been issued in substitution for a Debenture which has been lost, mutilated, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding;

(b) Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(c) for the purpose of any provision of this Indenture entitling Holders of outstanding Debentures to vote, sign consents, requests or other instruments or take other action under this Indenture, Debentures owned legally or equitably by the Corporation shall be disregarded, except that:

(i) the Corporation shall from time to time and forthwith upon the Trustee's written request file with the Trustee a Certificate of the Corporation setting forth as at the date of such certificate the total principal amount of Debentures owned legally or equitably by the Corporation;

(ii) for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, request or other instrument or other action, only the Debentures of which the Trustee has notice that they are so owned shall be so disregarded; and

(iii) Debentures so owned which have been pledged in good faith other than to the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures in his discretion free from the control of the Corporation.

1.3 Interpretation Not Affected By Headings, etc.

The division of this Indenture into Articles, Sections, Sections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4 Statute References

Any reference in this Indenture to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

1.5 Monetary References

Any reference in this Indenture to "Dollars", "dollars" or the sign "$" shall be deemed to be a reference to lawful money of the United States, unless otherwise indicated.

1.6 Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the first Business Day thereafter.

1.7 Invalidity of Provisions

Each of the provisions contained in this Indenture or the Debentures is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

1.8 Governing Law

This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts. The parties hereto agree that the courts of the Province of Ontario shall have non-exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Indenture and the Debentures.

1.9 Prevalence of This Indenture

In the event of any conflict between the terms of this Indenture and the terms of any Debenture certificates issued hereunder, the terms of this Indenture shall prevail.

1.10 Currency Conversion and Indemnity

1.10.1 Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date as specified will be binding on the Corporation, AGI and the Debentureholders.

1.10.2 If, under any applicable law and whether pursuant to a judgment being made or registered against the Corporation or AGI or for any other reason, any payment under or in connection with this Indenture is made or is to be satisfied in a currency (the "**other currency**") other than that in which the relevant payment is expressed to be due (the "**required currency**") under this Indenture, then, to the extent that the payment actually received (when converted by the relevant party (the "**payee**") into the required currency at the rate of exchange on the date of payment) or, if it is not practicable for the payee to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is

practicable for the payee to do so or, in the case of a liquidation, insolvency or analogous process at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) by the payee falls short of the amount due under the terms of this Indenture, the Corporation or AGI, as applicable, shall, as a separate and independent obligation, indemnify and hold harmless the payee against the amount of such shortfall. For the purpose of this Section 1.10, **"rate of exchange"** means the rate at which the payee is able on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other costs of exchange.

ARTICLE 2.
THE DEBENTURES

2.1 Limitation on Issue and Designation

The aggregate principal amount of the Debentures which may be issued and certified hereunder shall consist of and be limited to $12,500,000 and such Debentures are hereby designated "12% Series 2004-B Convertible Secured Debentures"

2.2 Terms of Debentures

2.2.1 The Debentures shall be dated on the Issue Date, shall mature on the Maturity Date and shall bear interest (subject to Section 2.8) commencing on and including the Closing Date regardless of the Issue Date of the Debentures at the rate of 12% per annum (payable after as well as before maturity, default and judgment, with interest on overdue interest at the same rate) calculated and compounded monthly in arrears and payable quarterly in arrears on the last Business Day of each calendar quarter with the first payment due on the last Business Day of the calendar quarter in which the Issue Date occurs.

2.2.2 Interest on the Debentures shall accrue from day to day, shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 365 days or 366 days in a leap year and paid in United States Dollars.

2.2.3 Subject to Section 3.8, the principal of the Debentures due on maturity or redemption will be made payable in United States Dollars, against surrender thereof by the respective Holders thereof at the offices of the Trustee.

2.2.4 For purposes of this Indenture, surrender of a document may be made either in person, by mail (postage prepaid) or by other means of delivery.

2.3 Form of Debentures

2.3.1 The Debentures shall be issued only as fully registered Debentures in denominations of $1,000 and integral multiples thereof.

2.3.2 The Debentures and the certificate of the Trustee endorsed thereon shall be in the English language and shall be substantially in the form set out in Exhibit"1" to this Indenture with such appropriate additions, deletions, substitutions and variations as the Trustee may approve and shall bear such distinguishing letters and numbers as the Trustee may approve, such approval of the Trustee to be conclusively evidenced by its certification of the Debentures.

2.3.3 The Debentures may be engraved, printed or lithographed, or partly in one form and partly in another, as the Corporation may determine.

2.4 Issue of Debentures

Debentures in the aggregate principal amount of $12,500,000 may forthwith be executed by the Corporation and delivered to the Trustee and shall be certified by the Trustee and delivered to or to the order of the Corporation pursuant to a Written Order of the Corporation, without the Trustee receiving any consideration therefor.

2.5 Legends

2.5.1 Canadian Legend for Debentures. Certificates evidencing Debentures and the Conversion Shares and all certificates in exchange therefor or transfer thereof, if issued prior to the earlier of (i) the Canadian Clearance Date and (ii) the expiration of the applicable Canadian restriction period, shall bear the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS DEBENTURE MUST NOT TRADE THIS DEBENTURE BEFORE [insert the date that is four months plus a day from the Closing Date].

2.5.2 U.S. Legend for Debentures. Certificates evidencing Debentures and all certificates in exchange therefor or transfer thereof, if issued prior to the date upon which the Debentures represented by such certificates are no longer restricted securities as defined in Rule 144, will also bear the following legend (the "**U.S. Legend**"):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (B) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT); OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN

EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

2.5.3 Canadian Legend for Share Certificates. Certificates evidencing the Conversion Shares issuable upon the conversion of any Debenture and all certificates in exchange therefor or transfer thereof, will also bear the following legend if issued prior to the later of:

(a) the earlier of (1) the Canadian Clearance Date, and (2) four months plus a day has elapsed from the Closing Date; and

(b) the date upon which the Conversion Shares represented by such certificate are no longer "restricted securities" as defined in Rule 144,

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CAN NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

2.5.4 U.S. Legend for Share Certificates. Certificates evidencing the Conversion Shares issuable upon the conversion of any Debenture and all certificates in exchange therefor or transfer thereof will also bear the following legend if issued prior to the date upon which the Conversion Shares represented by such certificate are no longer "restricted securities" as defined in Rule 144.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "**SECURITIES ACT**"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (B) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT); OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (E) PURSUANT TO AN EFFECTIVE

REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

2.5.5 The Corporation shall cause its counsel to advise the Trustee in writing, within two (2) Business Days of receipt of the Trustee's request, whether a certificate representing any Debenture is required to bear any of the legends referred to in this Section 2.5, and the Trustee shall be entitled to rely conclusively, without independent investigation, on such advice of Counsel.

2.6 Signing of Debentures

The Debenture will be signed by any one Director or officer of the Corporation and may but need not be under the corporate seal of the Corporation or a reproduction thereof. The signature of such officer or Director may be mechanically reproduced in facsimile or electronically and Debentures bearing such facsimile or electronic signature will be binding upon the Corporation as if they had been manually signed by such officer or Director. Notwithstanding that any person whose manual, electronic or facsimile signature appears on any Debenture as an officer or Director may no longer hold office at the date of such Debenture or at the date of certification or delivery thereof, any Debenture signed as aforesaid will, subject to Section 2.7, be valid and binding upon the Corporation and the holder thereof will be entitled to the benefits of this Indenture.

2.7 Certification

2.7.1 No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the Holder thereof to the benefits of this Indenture until it has been certified by manual signature by or on behalf of the Trustee substantially in the form set out in Exhibit "1" hereto or in some other form approved by the Trustee, whose approval shall be conclusively evidenced by the certification thereof. Such certificate on any Debenture shall be conclusive evidence that such Debenture is duly issued and is a valid obligation of the Corporation.

2.7.2 The certificate of the Trustee on any Debenture shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures (except the due certification thereof) and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or the proceeds thereof.

2.8 Concerning Interest

2.8.1 Each Debenture, whether issued originally or in exchange for other Debentures, shall bear interest commencing on and including the Closing Date regardless of the Issue Date of any Debenture.

2.8.2 Interest on the principal amount of each Debenture shall cease to accrue from the earliest of the Maturity Date or, if such Debenture is called for redemption, the date fixed for redemption unless, upon due presentation and surrender thereof for payment on or after the Maturity Date or the date fixed for redemption, as the case may be, such payment is improperly withheld or refused or, if such Debenture is converted, the date stipulated in Section 4.2.4.

2.8.3 Wherever in this Indenture or the Debentures there is mention, in any context, of the payment of interest, such mention shall be deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to Section 2.2, and express mention of interest on amounts in default in any of the provisions hereof shall not be construed as excluding such interest in those provisions hereof where such express mention is not made.

2.9 Debentures to Rank Equally

The Debentures may be issued in such amounts, to such Persons, on such terms not inconsistent with the provisions of this Indenture as the Directors may determine. Each Debenture when issued shall constitute direct, unconditional and obligations of the Corporation, secured in accordance of Article 5, and rank equally without any preference amongst themselves regardless of their respective Issue Date or the order each Debenture is issued, except for such preferences, if any, as are provided for by any applicable mandatory provision of law.

2.10 Registration of Debentures

2.10.1 The Corporation shall cause to be kept by and at the corporate trust services office of the Trustee in the City of Toronto a central register and in such other place or places by the Trustee or by such other registrar or registrars, if any, as the Corporation with the approval of the Trustee may designate, branch registers in which shall be entered the names and latest known addresses of the Holders of Debentures and the other particulars, as prescribed by law, of the Debentures held by them respectively and of all transfers of Debentures. Such registration shall be noted on the Debentures by the Trustee or other registrar. No transfer of a Debenture shall be effective as against the Corporation unless made on one of the appropriate registers by the Debentureholder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in form and execution satisfactory to the Trustee and upon compliance with such requirements as the Trustee or other registrar may prescribe, and unless such transfer shall have been duly noted on such Debenture by the Trustee or other registrar.

2.10.2 The registers referred to in this Section shall at all reasonable times be open for inspection by the Corporation, the Trustee and any Debentureholder.

2.10.3 The Holder of a Debenture may at any time and from time to time have such Debenture transferred at any of the places at which a register is kept pursuant to the provisions of this Section in accordance with such reasonable regulations and payment of such reasonable fees as the Trustee may prescribe.

2.10.4 Neither the Corporation nor the Trustee nor any registrar shall be required to transfer any Debentures during the 15 Business Days immediately preceding any interest payment date.

2.10.5 None of the Trustee, any registrar for any of the Debentures or the Corporation shall be charged with notice of or be bound to see to the execution of any trust, whether express,

implied or constructive, in respect of any Debenture and may transfer any Debenture on the direction of the Holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

2.10.6 Except as set forth below, every Debenture shall be subject to the restrictions on transfer provided in the U.S. Legend including the requirement of the delivery of an opinion of counsel, if so required. Whenever any Debenture bearing a U.S. Legend is presented or surrendered for registration of transfer or for exchange for a Debenture registered in a name other than that of the Debentureholder, such Debenture must be accompanied by a certificate in substantially the form set forth in Exhibit 4, dated the date of such surrender and signed by the Debentureholder, as to compliance with such restrictions on transfer. The Trustee shall not be required to accept for such registration of transfer or exchange any Debenture not so accompanied by a properly completed certificate.

When Debentures are presented to the Trustee with a request to register the transfer of such Debentures or to exchange such Debentures for an equal principal amount of Debentures of other authorized denominations, the Trustee shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Debentures surrendered for registration of transfer or exchange:

(a) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Trustee, duly executed by the Debentureholder thereof or his attorney duly authorized in writing; and

(b) so long as such Debentures are "restricted securities" as defined in Rule 144, such Debentures are accompanied by the additional information and documents specified in each clause, as applicable:

(i) if such Debentures are being delivered to the Trustee by a Debentureholder for registration in the name of such Debentureholder without transfer, a certification from such Debentureholder to that effect; or

(ii) if such Debentures are being transferred to the Corporation, a certification to that effect; or

(iii) if such Debentures are being transferred pursuant to an exemption from registration (A) a certification to that effect and (B) if the Corporation or Trustee so requests, an opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the U.S. Legend.

Prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the U.S. Securities Act (or any successor provision) if Debentures are issued upon the registration of transfer, exchange or replacement of Debentures subject to restrictions on transfer and bearing the U.S. Legend, or if a request is made to remove the U.S. Legend on a Debenture, the Debentures so issued shall bear the U.S. Legend, or the U.S. Legend shall not be removed, as the case may be, unless there is delivered to the Corporation and the Trustee such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Corporation and the Trustee, that neither the U.S. Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144 or that such Debentures are not "restricted" within the meaning of

Rule 144. Upon provision of such satisfactory evidence, the Trustee, upon receipt of a Written Order of the Corporation, shall authenticate and deliver a Debenture that does not bear the U.S. Legend. If the U.S. Legend is removed from the Debenture and the Debenture is subsequently held by an Affiliate of the Corporation, the Corporation shall use its commercially reasonable efforts to reinstate the U.S. Legend. Any Conversion Shares issued upon conversion of Debentures that bear the U.S. Legend shall bear a restricted legend as set forth in Section 2.5.4.

As used in the preceding two paragraphs, "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Debenture.

2.10.7 Except in the case of the central register required to be kept at the City of Toronto, the Corporation shall have power at any time to close any branch register.

2.10.8 Every registrar shall, when requested to do so by the Corporation or the Trustee, furnish the Corporation or the Trustee, as the case may be, with a list of the names and addresses of the Holders of Debentures showing the principal amounts and serial numbers of such Debentures held by each Holder.

2.11 Payment of Principal and Interest in Respect of Debentures

2.11.1 Subject to Section 2.8, as the interest on Debentures becomes due (except interest payable on the Maturity Date or on redemption which may be paid upon presentation of such Debentures for payment), the Corporation, at least three days prior to each date on which interest on such Debentures becomes due, shall forward or cause to be forwarded by first class mail, postage prepaid (or in the event of mail service interruption by such other means as the Trustee and the Corporation shall determine to be appropriate), to the Holder for the time being at his address appearing on the appropriate register hereinbefore mentioned a cheque for such interest payable to the order of such holder and negotiable at par at each of the places at which interest upon such Debentures is payable. The forwarding of such cheque shall satisfy and discharge the liability for the interest on such Debentures to the extent of the sum represented thereby unless such cheque is not paid on presentation. In the event of the non-receipt of such cheque by the Holder or the loss or destruction thereof, the Corporation, upon the Corporation and the Trustee being furnished with evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to them, shall issue or cause to be issued to such Holder a replacement cheque for the amount of such cheque. The Corporation shall confirm the amount of interest paid to the Trustee within three days after the date on which interest on such Debentures becomes due, by way of a Certificate of the Corporation addressed to the Trustee.

2.11.2 Subject to Section 2.8, where Debentures are registered in more than one name, the principal and interest from time to time payable in respect thereof shall be paid by cheque payable to the order of all such Holders, unless written instructions to the contrary have been received by the Trustee, and the forwarding of such cheque to any one of such Holders therefore shall be a valid discharge to the Trustee, any registrar of Debentures and the Corporation.

2.11.3 All payments of principal and/or interest of the Corporation in respect of the Debentures will be made subject to withholding of, or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in or outside Canada or any authority therein or thereof having power to tax (**"Taxes"**), unless the withholding or deduction of such taxes, duties, assessments or governmental charges is not required by law.

2.11.4 All principal and interest payment made under the Debentures shall be made by the Corporation directly to the Debentureholders and not through the Trustee. The Corporation and the Trustee may agree in writing if the Corporation wishes to make such principal and interest payments to Debentureholders through the Trustee.

2.12 Ownership of Debentures

2.12.1 The Holder of any Debenture shall be deemed to be the owner thereof for all purposes, of this Indenture and payment of or on account of the principal and Redemption Premium, if any, of and interest on such Debenture shall be made only to or upon the order in writing of the Holder thereof and such payment shall be a complete discharge to the Trustee, any registrar of Debentures, the Corporation and any paying agent for the amounts so paid.

2.12.2 The Holder for the time being of any Debenture shall be entitled to the principal, Redemption Premium, if any, and interest evidenced by such Debenture, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate Holder thereof (except any equities of which the Corporation is required to take notice by law) and all Persons may act accordingly and a transferee of a Debenture shall, after the appropriate form of transfer is lodged with the Trustee or other registrar of Debentures and upon compliance with all other conditions in that behalf required by this Indenture or by any conditions contained in such Debenture or by law, be entitled to be entered on the appropriate register or on any one of the appropriate registers as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous Holder thereof, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

2.13 Exchange of Debentures

2.13.1 Debentures of any denomination may be exchanged for Debentures of any other authorized denomination or denominations, any such exchange to be for Debentures of an equivalent aggregate principal amount. Exchanges of Debentures may be made at the corporate trust services office of the Trustee in the City of Toronto. Any Debentureholder wishing to exchange Debentures must comply with the applicable restrictions in Section 2.10.6. Any Debentures tendered for exchange shall be surrendered to the Trustee and shall be cancelled. The Corporation shall execute, and the Trustee shall certify, all Debentures necessary to carry out such exchanges.

2.13.2 Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

2.13.3 Except as otherwise provided herein, upon any exchange of Debentures of any denomination for Debentures of any other authorized denominations and upon any transfer of Debentures, the Trustee or other registrar of Debentures may make a sufficient charge to the party requesting such service to reimburse it for any stamp tax, security transfer tax or other governmental charge required to be paid, and in addition a reasonable charge for its services for each Debenture exchanged or transferred, and payment of such charges shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

2.13.4 Notwithstanding the foregoing, no charge (other than for insurance on any Debentures forwarded by mail) shall be made by the Trustee, any other registrar of Debentures or the

Corporation for any exchange, registration or transfer of any Debenture applied for within a period of 30 days from the date hereof.

2.13.5 Neither the Corporation nor the Trustee shall be required (i) to transfer or exchange any Debentures during a period of 15 Business Days immediately preceding any interest payment date; or (ii) to transfer or exchange any Debentures on the day of any selection by the Trustee of any Debentures to be redeemed or purchased or during the 15 preceding Business Days or thereafter until after the mailing of any notice of redemption or purchase; or (iii) to transfer or exchange any Debentures selected or called for redemption in whole or in part thereof.

2.14 Replacement of Debentures

If any of the Debentures shall become mutilated or be lost, stolen or destroyed and in the absence of notice that such Debentures have been acquired by a good faith purchaser within the meaning of the *Business Corporations Act* (Ontario), the Corporation in its discretion may issue, and thereupon the Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or, in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture equally with all other Debentures issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a new Debenture shall furnish to the Corporation and to the Trustee such evidence of such loss, theft or destruction as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond in amount and form satisfactory to them in their discretion. The applicant shall pay all expenses incidental to the issuance of any such new Debenture.

2.15 Right to Receive Indenture

A Holder shall be entitled to receive from the Corporation on request and on payment of a reasonable copying charge, a copy of the Indenture.

2.16 Negotiable Instrument.

The Debentures issued hereunder are to be treated as negotiable instruments and all persons are invited by the Corporation to act accordingly.

ARTICLE 3.
REDEMPTION AND PURCHASE FOR CANCELLATION OF DEBENTURES AND ISSUE OF COMMON SHARES

3.1 Redemption of Debentures

3.1.1 The Debentures will be redeemable at the option of the Corporation in whole or in part after one year from the Issue Date provided:

(a) the Corporation and all of its subsidiaries have adequate funds to pay its secured creditors and trade creditors, on payment of the principal amount thereof plus accrued and unpaid interest to the date specified for redemption, and the Corporation shall deliver a Certificate of the Corporation to the Trustee confirming same together with the notice of redemption referred to in Section 3.3; and

(b) the Corporation pays a premium (the "**Redemption Premium**"), in addition to the principal owing and accrued interest on the Debenture being redeemed, in the amounts set out below:

Redemption Date occurs during	Redemption Premium Required
13th–17th months from Issue Date	24% of the principal amount being redeemed
18th–23rd months from Issue Date	18% of the principal amount being redeemed
24th-29th months from Issue Date	12% of the principal amount being redeemed
30th-36th months from Issue Date	6% of the principal amount being redeemed

The price calculated under this Section, including accrued and unpaid interest, together with the required Redemption Premium, at which Debentures may be redeemed is hereinafter referred to as the "**Redemption Price**".

3.1.2 Upon the expiration of that notice referred to in Section 3.3, the Corporation shall be bound to redeem the Debentures to which such notice refers at their Redemption Price.

3.2 Partial Redemption of Debentures

3.2.1 If less than all the Debentures are to be redeemed, the Corporation shall in each such case, at least 10 Business Days before the date upon which notice of redemption is to be given, notify the Trustee by Written Direction of the Corporation of its intention to redeem Debentures and of the aggregate principal amount of Debentures to be redeemed. The Debentures to be redeemed shall be made on a *pro rata* basis or in such other manner as the Trustee may consider equitable.

3.2.2 Debentures in denominations in excess of $1,000 may be redeemed in part only (such part being $1,000 or an integral multiple thereof) and, unless the context otherwise requires, references to Debentures in this Article 3 shall be deemed to include any such part of the principal amount of Debentures which shall have been so redeemed. The Holder of any Debenture called for redemption in part only, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such Holder, a new Debenture for the unredeemed part of the Debenture so surrendered, and the Corporation shall execute and the Trustee shall certify and deliver, at the expense of the Corporation, such new Debenture upon receipt from the paying agent of the Debenture so surrendered.

3.3 Notice of Redemption

Notice of intention to redeem any Debentures shall be given by or on behalf of the Corporation to the Trustee and to Holders of the Debentures not more than 60 days and not less than 30 days prior to the date fixed for redemption, in the manner provided in Article 12. The notice of redemption shall, if a Debenture is to be redeemed in part only, specify that part of the principal amount thereof to be redeemed, and shall specify the redemption date, the Redemption Price and places of payment and shall state that all interest on the Debentures called for redemption shall cease from and after such redemption date.

3.4 Debentures Due on Redemption Dates

3.4.1 Upon notice having been given as aforesaid, the Debentures so called for redemption shall thereupon become due and payable at the Redemption Price and on the redemption date specified in such notice, in the same manner and with the same effect as if it were the Maturity Date specified in such Debentures, notwithstanding anything contained therein or herein to the contrary, and from and after such redemption date, if the moneys necessary to redeem such Debentures shall have been deposited as hereinafter provided and affidavits or other proof satisfactory to the Trustee as to the mailing of such notices shall have been delivered to it, such Debentures shall not be considered as outstanding hereunder and interest upon such Debentures shall cease to accrue after such date.

3.4.2 If any question shall arise as to whether notice of redemption or deposit of the redemption monies has been given or made as provided above, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

3.5 Deposit of Redemption Moneys

Subject to Section 3.8, upon Debentures having been called for redemption, the Corporation shall deposit with the Trustee, on or before the redemption date fixed in the relevant notice of redemption, such sums in lawful money of the United States as may be sufficient to pay the Redemption Price of the Debentures to be redeemed, together with the estimated charges and expenses to be incurred in connection with such redemption. From the sums so deposited the Trustee shall pay or cause to be paid to the Holders of the Debentures called for redemption, upon surrender of such Debentures, the principal, Redemption Premium, if any, and interest to which they are respectively entitled on redemption.

3.6 Failure to Surrender Debentures Called for Redemption

If the Holder of any Debentures called for redemption shall, within 30 days from the date fixed for redemption, fail to surrender any of such Debentures or does not within such time accept payment of the Redemption Price payable in respect thereof or give such receipt therefor, if any, as the Trustee may require, such Redemption Price shall be set aside in trust for such Holder, in accordance with Section 13.8, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside, and to that extent such Debentures shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no right except to receive payment out of the moneys so paid and deposited, upon surrender of his Debentures, of the Redemption Price of such Debentures, without interest thereon.

3.7 Surrender of Debentures for Cancellation

If the principal moneys due upon any Debenture shall become payable by redemption or otherwise before the Maturity Date, the Person presenting such Debenture for payment must surrender the same for cancellation, the Corporation nevertheless paying or causing to be paid the interest accrued and unpaid thereon (computed on a per diem basis if the date fixed for payment is not an interest payment date).

3.8 Purchase of Debentures for Cancellation

3.8.1 The Corporation may at any time and from time to time purchase all or any of the Debentures (i) in the market (which shall include purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by invitation for tenders at any price

or (ii) by private contract provided that the price at which any Debenture may be so purchased shall not exceed the principal amount of such Debenture, together with accrued and unpaid interest to but not including the date of purchase and costs of purchase.

3.8.2 If, upon an invitation for tenders, more Debentures are tendered at the same lowest price that the Corporation is prepared to accept, the Debentures to be purchased by the Corporation shall be made on a *pro rata* basis based on the principal amount outstanding as at the date of purchase, or in such other manner as the Trustee may consider equitable, from the Debentures tendered by each Debentureholder who tendered at such lowest price. The Holder of any Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such Holder, one or more new Debentures for the unpurchased part so surrendered and the Trustee shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered.

3.9 Cancellation of Debentures

3.9.1 All Debentures redeemed and all Debentures purchased under this Article 3 shall forthwith be delivered to the Trustee and shall be cancelled by it and no Debentures shall be issued in substitution therefor.

3.9.2 The Corporation shall cause all Debentures purchased by it or by any of its affiliates, whether pursuant to Section 3.8 or otherwise, to be delivered to the Trustee and cancelled by it and no Debentures shall be issued in substitution therefor.

ARTICLE 4. CONVERSION

4.1 Conversion Privilege

4.1.1 Subject to and upon compliance with the provisions of this Article 4, the Holder of each Debenture shall, notwithstanding any other provision of this Indenture but subject to Section 4.2.2, have the right at any time prior to 5:00 p.m. (Toronto time) on the Maturity Date, or if such Debenture shall have been called for redemption prior to such date, then up to, but not after, the close of business on the fifth Business Day immediately preceding the date fixed for redemption of the Debentures (such time and date being referred to as the **"Time of Expiry"**) to convert such Debenture or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 into fully paid and non-assessable Common Shares. Subject to adjustments in accordance with Section 4.3, Debentures converted will have a conversion price of $0.75 per Common Share, being a rate of 1,333.3333 Common Shares per $1,000 principal amount of Debentures (each such price being referred to herein as the **"Conversion Price"**).

4.1.2 Interest accrued and any Redemption Premium, if any, on the Debentures shall be payable in cash up to and including the Date of Conversion or the date of redemption, as the case may be.

4.2 Manner of Exercise of Right to Convert

4.2.1 The Holder of a Debenture wishing to convert such Debenture in whole or in part into Common Shares shall surrender (either in person, by mail (postage prepaid) or other means of delivery) such Debenture, prior to the Time of Expiry, to the Trustee at its corporate trust services office in the City of Toronto together with a conversion form as included in the

Debenture attached thereto as Exhibit "1", in either case duly executed by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee, exercising his right to convert such Debenture in accordance with the provisions of this Article 4. Thereupon such Debentureholder or, subject to payment of all applicable stamp taxes, security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, his nominee or assignee shall be entitled to be entered in the books of the Corporation as at the Date of Conversion (or such later date as is specified in Section 4.2.2) as the holder of the number of Common Shares into which such Debenture is convertible in accordance with the provisions hereof and, as soon as practicable thereafter, the Corporation shall deliver to such Debentureholder or, subject as aforesaid, his nominee or assignee a certificate for such Common Shares and, if applicable, a cheque for any amount payable under Section 4.5.

4.2.2 For the purposes hereof, a Debenture shall be deemed to be surrendered for conversion on the date (the **"Date of Conversion"**) on which it is so surrendered in accordance with the provisions hereof and, in the case of a Debenture so surrendered by mail or other means of delivery, on the date on which it is received by the Trustee at the office specified in Section 4.2.1, provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed, the Person entitled to receive Common Shares shall become the holder of record of such shares as at the date on which such register is next reopened and provided that if a Debenture is surrendered for conversion on any interest payment date or the day of selection by the Trustee of any Debentures for redemption, or in either case during the 15 preceding Business Days, such Debenture shall be deemed to be surrendered for conversion on the Business Day immediately following such interest payment date or date on which Debentures are selected for redemption.

4.2.3 Any part, being $1,000 or an integral multiple thereof, of a Debenture of a denomination in excess of $1,000 may be converted as provided herein and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such parts. The Holder of any Debenture of which part only is converted shall, upon the exercise of his right of conversion, surrender such Debenture to the Trustee, and the Trustee shall cancel the same and shall, without charge, forthwith certify and deliver to the Holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered.

4.2.4 The Holder of a Debenture surrendered for conversion in accordance with this Section 4.2 shall be entitled to receive accrued and unpaid interest in respect thereof for the period up to and including the Date of Conversion. The Common Shares delivered upon conversion shall rank only in respect of dividends declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such Holder shall become the holder of record of such Common Shares pursuant to Section 4.2.2, from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

4.3 Adjustment of Conversion Price

4.3.1 The Conversion Price will be subject to adjustment from time to time in the events and in the manner provided in this Section 4.3.

4.3.2 If and whenever at any time after the date hereof and prior to the Time of Expiry the Corporation:

(a) issues Common Shares or securities convertible for Common Shares to all or substantially all the holders of Common Shares as a stock dividend or other distribution (other than (A) an issue of Common Shares, (B) an issue of securities convertible into Common Shares and (C) an issue of Common Shares pursuant to a right granted to receive such Common Shares, in each case to holders of Common Shares in lieu of Dividends Paid in the Ordinary Course);

(b) subdivides its outstanding Common Shares into a greater number of Common Shares; or

(c) consolidates its outstanding Common Shares into a smaller number of Common Shares,

(any of such events in Sections (a), (b) and (c) being called a **"Common Share Reorganization"**), then the Conversion Price will be adjusted effective immediately after the effective date or record date for the happening of a Common Share Reorganization, as the case may be, at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Conversion Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which will be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which will be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been converted for or converted into Common Shares on such effective date or record date).

4.3.3 If and whenever at any time after the date hereof and prior to the Time of Expiry the Corporation fixes a record date for the issue of rights, options or warrants to all or substantially all the holders of Common Shares under which such holders are entitled, during a period expiring not more than 45 days after the date of such issue (the **"Rights Period"**), to subscribe for or purchase Common Shares or securities convertible for Common Shares at a price per share to the holder (or at a conversion or conversion price per share during the Rights Period to the holder in the case of securities convertible for Common Shares) of less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a **"Rights Offering"**), then the Conversion Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

(a) the numerator of which will be the aggregate of

(i) the number of Common Shares outstanding as of the record date for the Rights Offering; and

(ii) a number determined by dividing (1) either (A) the product of the number of Common Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering and the price at which such Common Shares are offered, or, as the case may be, (B)

the product of the conversion or conversion price of such securities convertible for Common Shares and the number of Common Shares for or into which the securities so offered pursuant to the Rights Offering could have been converted or converted during the Rights Period, by (B) the Current Market Price of the Common Shares as of the record date for the Rights Offering, and

(b) the denominator of which will be the number of Common Shares outstanding, or the number of Common Shares which would be outstanding if all the convertible securities were converted for Common Shares during the Rights Period, after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering.

Any Debentureholder who has exercised the right to convert any principal amount of a Debenture into Common Shares in accordance with this Article 4 during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for the Rights Offering will, in addition to the Common Shares to which that holder would otherwise be entitled upon such exchange, be entitled to that number of additional Common Shares equal to the result obtained when the difference, if any, between the Conversion Price in effect immediately prior to the end of such Rights Offering and the Conversion Price as adjusted for such Rights Offering pursuant to this Section is multiplied by the number of Common Shares received upon the conversion of the Debentures held by such Holder during such period, and the resulting product is divided by the Conversion Price as adjusted for such Rights Offering pursuant to this Section; provided that the provisions of Section 4.5 will be applicable to any fractional interest in a Common Share to which such Holder might otherwise be entitled under the foregoing provisions of this Section. Such additional Common Shares will be deemed to have been issued to the Debentureholder immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to such Holder within 15 Business Days following the end of the Rights Period. To the extent that any such rights, options or warrants are not so exercised on or before the expiry thereof, the Conversion Price will be readjusted to the Conversion Price which would then be in effect based on the number of Common Shares (or the securities convertible for Common Shares) actually delivered on the exercise of such rights, options or warrants.

4.3.4 If and whenever at any time after the date hereof and prior to the Time of Expiry, the Corporation fixes a record date for the issue or the distribution to all or substantially all the holders of Common Shares of (i) securities of the Corporation, including rights, options or warrants to acquire securities of the Corporation or any of its property or assets and including evidences of indebtedness or (ii) any property or other assets, including evidences of indebtedness, and if such issuance or distribution does not constitute a Dividend Paid in the Ordinary Course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being called a "**Special Distribution**"), the Conversion Price will be adjusted effective immediately after such record date to a price determined by multiplying the Conversion Price in effect on such record date by a fraction:

(a) the numerator of which will be:

(i) the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; less

(ii) the fair market value, as determined by action by the Directors (whose determination will be conclusive), to the holders of Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(b) the denominator of which will be the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date.

To the extent that any Special Distribution is not so made, the Conversion Price will be readjusted effective immediately to the Conversion Price which would then be in effect based upon such securities or property or other assets as actually distributed.

4.3.5 If and whenever at any time after the date hereof and prior to the Maturity Date, there is a reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares or into other securities or other capital reorganization (other than a Common Share Reorganization), or a consolidation, amalgamation or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a "**Capital Reorganization**"), any Holder of Debentures who exercises the right to convert Debentures into Common Shares pursuant to Debentures then held after the effective date of such Capital Reorganization will be entitled to receive, and will accept for the same aggregate consideration in lieu of the number of Common Shares to which such Holder was previously entitled upon such conversion, the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the holder had been the registered holder of the number of Common Shares to which such holder was previously entitled upon conversion.

The Corporation will take all steps necessary to ensure that, on a Capital Reorganization, the Holders of Debentures will receive the aggregate number of shares, other securities or other property to which they are entitled as a result of the Capital Reorganization. Appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Article 4 with respect to the rights and interests thereafter of Holders of Debentures to the end that the provisions set forth in this Article 4 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the conversion of any Debenture. Any such adjustment will be made by and set forth in an indenture supplemental hereto approved by action of the Directors and by the Trustee and entered into pursuant to the provisions of Article 14 and will for all purposes be conclusively deemed to be an appropriate adjustment.

4.3.6 If the purchase price provided for in any rights, options or warrants (the "**Rights Offering Price**") referred to in Sections 4.3.3 or 4.3.4 is increased or decreased, the Conversion Price will forthwith be changed so as to increase or decrease the Conversion Price to the Conversion Price that would have been obtained if the adjustment to the Conversion Price made under Sections 4.3.3 or 4.3.4, as the case may be, with respect to such rights, options or warrants had been made on the basis of the Rights Offering Price as so increased or decreased, provided

that the terms of this Section will not apply to any increase or decrease in the Rights Offering Price resulting from terms in any such rights, options or warrants designed to prevent dilution except to the extent that the resulting increase or decrease in the Conversion Price under this Section would be greater than the increase or decrease, if any, in the Conversion Price to be made under the terms of this Section by virtue of the occurrence of the event giving rise to such increase or decrease in the Rights Offering Price.

4.3.7 In any case in which this Section 4.3 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, delivering to the Holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares deliverable upon such conversion by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to such Holder an appropriate instrument evidencing such Holder's right to receive such additional Common Shares upon the occurrence of such event and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date on which such Holder would, but for the provisions of this Section 4.3.7, have become the holder of record of such additional Common Shares pursuant to Section 4.2.2.

4.4 Rules Regarding Calculation of Adjustment of Conversion Price

For the purposes of Section 4.3:

4.4.1 The adjustments provided for in Section 4.3 are cumulative and will be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following Sections of this Section.

4.4.2 No adjustment in the Conversion Price will be required unless such adjustment would result in a change of at least 1 % in the prevailing Conversion Price; provided, however, that any adjustments which, except for the provisions of this Section would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

4.4.3 No adjustment in the Conversion Price will be made in respect of any event described in Section 4.3, other than the events referred to in Sections 4.3.2, if Debentureholders are entitled to participate in such event on the same terms, *mutatis mutandis*, as if they had converted their Debentures prior to or on the effective date or record date of such event. Any such participation will be subject to the prior consent of each Canadian stock exchange on which the Common Shares are listed.

4.4.4 If at any time a dispute arises with respect to adjustments provided for in Section 4.3, such dispute will be conclusively determined by the Corporation's Auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the Directors of the Corporation and any such determination will be binding upon the Corporation, the Trustee, the Debentureholders and shareholders of the Corporation; such auditors or accountants will be given access to all necessary records of the Corporation. After any such determination is made, the Corporation will deliver a Certificate of the Corporation to the Trustee describing such determination.

4.4.5 If the Corporation sets a record date to determine the holders of Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, legally abandons its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Conversion Price shall be made.

4.4.6 In the absence of a resolution of the Directors of the Corporation fixing a record date for a Special Distribution or Rights Offering, the Corporation will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

4.5 No Requirement to Issue Fractional Shares

The Corporation shall not be required to issue fractional Common Shares upon the conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures to be converted. No certificate representing fractional Common Shares will be issued upon the exercise of any rights of purchase in a Debenture. Subscriptions for fractional Common Shares will not be accepted as such and will be deemed to be a subscription for the next smallest whole number of Common Shares. Under no circumstances will cash be paid in lieu of fractional Common Shares.

4.6 Corporation to Reserve Shares

The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited) solely for the purpose of issue upon exchange of Debentures as provided herein, and conditionally issue to Debentureholders who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Debentures. All Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

4.7 Taxes and Charges on Conversion

The Corporation will from time to time promptly pay or make provision satisfactory to the Trustee for the payment of all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Common Shares to the Holders of Debentures pursuant to the terms of the Debentures and of this Indenture.

4.8 Cancellation of Converted Debentures

All Debentures converted in whole or in part shall be forthwith delivered to and cancelled by the Trustee and, subject to Section 4.2.3, no Debentures shall be issued in substitution therefor.

4.9 Certificate as to Adjustment

The Corporation shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in 4.3, deliver a Certificate of the Corporation to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and the Trustee shall be entitled to rely absolutely on the

Certificate of the Corporation without further inquiry. Such Certificate of the Corporation and the amount of the adjustment specified therein shall, subject to the provisions of Section 4.3.6, be conclusive and binding on all parties in interest. Until such Certificate of the Corporation is received by the Trustee, the Trustee may act and be protected in acting on the presumption that no adjustment has been made or is required. Except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, the Corporation shall forthwith give notice to the Debentureholders specifying the event requiring such adjustment or readjustment and the amount thereof, including the resulting Conversion Price; provided that if the Corporation has given notice under Section 4.10 covering all the relevant facts in respect of such event, no such notice need be given under this Section 4.9.

4.10 Notice of Special Matters

The Corporation covenants that, so long as any Debentures remain outstanding, it will give notice to the Trustee and to the Debentureholders of its intention to fix a record date for any event referred to in Sections 4.3.2, 4.3.3 or 4.3.4 (other than the subdivision, redivision, reduction, combination or consolidation of Common Shares) or a cash dividend (other than a Dividend Paid in the Ordinary Course) which may give rise to an adjustment in the Conversion Price, and such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days prior to the applicable record date.

4.11 Notice of Expiry of Conversion Right

The Corporation covenants that, so long as any Debentures remain outstanding, it will give notice to the Trustee and the Debentureholders in the manner provided in Article 12, not less than 21 days prior to the Time of Expiry, of the expiry of the right of the Holders of the Debentures to convert their Debentures.

4.12 Revival of Right to Conversion

If the Corporation shall fail to redeem any Debenture which has been called for redemption upon due surrender of such Debenture, any right to convert such Debenture as provided in this Article 4 shall revive and continue as if such Debenture had not been called for redemption.

4.13 Protection of Trustee

The Trustee shall not at any time be under any duty or responsibility to any Debentureholder or any other Person to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same; and shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or other property which may at any time be issued or delivered upon the conversion of any Debenture; and shall not incur any liability or be responsible for any failure of the Corporation to make any cash payment or deliver Common Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article 4.

ARTICLE 5.
SECURITY FOR DEBENTURES

5.1 General Security.

5.1.1 As security for:

(i) the performance of the Corporation's obligations under the Special Notes to issue the Debentures and Warrants upon the conversion of the Special Notes from the date hereof and prior to the Issue Date;

(ii) on and from the Issue Date, for the payment of the principal sum, interest and all other amounts from time to time owing or payable under the Debentures, and the performance by the Corporation of all its obligations under the Debentures; and

(iii) the performance of the Corporation's obligations under the Indenture;

the Corporation does hereby, subject to Sections 5.1.2, 5.1.3, 5.1.4 and 5.1.5,

(a) create a security interest and grant, mortgage, assign, transfer and charge as and by way of a fixed and specific mortgage and charge to and in favour of the Trustee for the benefit of the Holders, its successors and assigns all the right, title, interest and benefit of the Corporation in, to, under or in respect of all Real Property including, without limitation, the Black Fox Property. For greater certainty this Indenture does not charge wholly owned real or immovable property owned by the Corporation's Subsidiaries;

(b) create a security interest and grant, mortgage, pledge, assign, transfer and charge as and by way of a fixed and specific mortgage and charge to and in favour of the Trustee for the benefit of the Holders, its successors and assigns all the right, title, interest and benefit (including leases and mining and mineral rights and interests) of the Corporation in, to, under or in respect of all equipment, machinery, vehicles and all other tangible moveable or personal property excepting inventories, of whatsoever nature and kind and wherever situate, including all parts, accessories, attachments, special tools, additions and accessions thereto and all replacements thereof and substitutions therefor from time to time, including in each and all cases any greater right, title and interest therein or in any part thereof which the Corporation may acquire and hold during the currency of this Indenture, and all proceeds in connection therewith; and

(c) create a security interest and grant, mortgage and assign, transfer and charge as and by way of a floating charge to and in favour of the Trustee for the benefit of the Holders all of the Corporation's business, undertaking and all other property and assets, real and personal immovable and moveable, including, without limitation, all inventories, intangibles, accounts, book debts, good-will and uncalled capital, now owned or hereafter acquired, of whatsoever nature, kind or description and wheresoever situate (other than the property and assets from time to time effectively subjected to the fixed and specific mortgage and charge created hereby or by any instrument supplemental hereto and other than the collateral described in Section 5.2), and all proceeds in connection therewith. The floating charge hereby created shall not hinder or prevent the Corporation, unless the security hereby constituted shall become enforceable from

disposing of or dealing with the subject matter and the floating charge in the ordinary course of business of the Corporation and for the purpose of carrying on the same; provided that such action is not in breach of any specific provision of or covenant in this Indenture.

5.1.2 Springing Charge against the Black Fox Property. Notwithstanding any provision contained herein, until such time as the Corporation has made substitution pursuant to Section 5.4.1(a)(i), this Indenture does not constitute a charge as against the Black Fox Property.

5.1.3 Notwithstanding any provision contained herein, the security interests created herein shall not extend to the Mexican Subsidiary's Shares.

5.1.4 Reservation of Last Day of Lease. The last day of any term of years reserved by any lease or any extension or renewal thereof, oral or written, or any agreement therefor, now held or hereafter acquired by the Corporation, is hereby excepted out of the security created hereby or by any other instrument supplemental hereto and does not and shall not form part of the Property charged hereby or by any such other instrument, but the Corporation shall stand possessed of the reversion remaining in the Corporation of any leasehold interest for the time being demised as aforesaid, upon trust to assign and dispose thereof as the Trustee shall direct; and upon any sale of the leasehold interest, or any part thereof, the Trustee for the purpose of vesting the aforesaid reversion of any such term or any renewal thereof in any purchaser or purchasers thereof, shall be entitled by deed or other writing to appoint such purchaser or purchasers or any other person or persons a new trustee or trustees of the aforesaid reversion of any such term or renewal thereof in the place of the Corporation and to vest the same accordingly in the new trustee or trustees so appointed, freed and discharged from any obligation respecting the same.

5.1.5 Contractual Rights. Notwithstanding anything else herein, the security interests in the Property when created hereby shall not extend to, and the Property shall not include, any agreement, right, license or permit (the "**Contractual Rights**") to which the Corporation is party or of which the Corporation has the benefit, to the extent that the creation of the security interests herein would constitute a breach of the terms, or permit any person to terminate the Contractual Rights, but in such event the Corporation shall hold its interest in such Contractual Rights in trust for the Trustee for the benefit of the Debentureholders with the obligation to assign same to any person acquiring all or any part of the Property in the course of enforcement of the security interests herein created.

5.1.6 Attachment and Value. The Corporation acknowledges and agrees that:

(i) value has been given, and

(ii) the security interests created hereby attach to the Property immediately upon execution of this Indenture and the Trustee and the Corporation have not agreed to postpone the time of attachment of either such pledge by the Corporation;

and, to the extent that the Corporation does not acquire rights or interests in any of the Property until after the execution and delivery of this Indenture, the security interests created hereby shall attach to such Property at the time the Corporation acquires rights or interests therein.

5.1.7 Habendum. To have and to hold the Property and all rights hereby conferred to the Trustee for the benefit of the Holders, its successors and assigns forever, but in trust nevertheless for the uses and purposes with the powers and authorities and subject to the terms and conditions herein set forth.

5.2 Pledged Securities

5.2.1 Without limiting the generality of the security granted under Section 5.1, as a specific and continuing security for the Corporation's obligations set out in Section 5.1.1, the Corporation hereby grants to the Trustee for the benefit of the Debentureholders and agrees to maintain a continuing first priority perfected security interest in and by way of a charge, pledge and assignment of (i) the Apollo Pledged Shares, (ii) any replacements thereof and substitutions therefor, including pursuant to a Capital Reorganization or Reorganization Event, (iii) all certificates and instruments evidencing or representing the Apollo Pledged Shares, and (iv) any additional shares in the capital of AGI or any other Subsidiaries acquired by the Corporation, (v) any other Pledged Securities, to have and to hold the same and, subject to Sections 5.2.3 and 5.2.4, all rights thereby conferred unto the Trustee, but in trust nevertheless for the benefit and security of Debentureholders for the purposes described above without preference or priority.

5.2.2 Delivery of Pledged Securities. Certificates representing all Pledged Securities shall be endorsed in blank for transfer or accompanied by stock powers of attorney satisfactory to the Trustee to enable the Trustee to be registered as the owner thereof and to transfer or sell the Pledged Securities upon any enforcement of the rights and remedies granted to the Trustee in this Trust Indenture. The Pledged Securities shall remain in the custody of the Trustee or its nominee in the Province of Ontario.

5.2.3 Voting of Pledged Securities. The Corporation and AGI shall be entitled to exercise all voting rights from time to time exercisable in respect of the Pledged Securities pledged by each of them respectively and give consents, waivers and ratification in respect thereof and the Trustee shall take such action, if any, as requested by the Corporation or AGI, as the case may be, to give effect to the Corporation's or AGI's decisions in this regard; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which the Corporation or AGI knows or has reasonable grounds to believe would have the effect of imposing any restriction on the transferability of any of the Pledged Securities or creation of a security interest in the Pledged Securities in favour of a third party. All such rights of the Corporation or AGI to vote and give consents, waivers and ratifications shall cease immediately upon the occurrence of an Event of Default which has not been waived by the Debentureholders.

5.2.4 Distributions on Pledged Securities. The Corporation shall be entitled to receive all cash dividends, interest payments (or equivalents) or other distributions made with respect to the Pledged Securities. All such rights of the Corporation to dividends or other distributions on the Pledged Securities shall cease immediately upon the occurrence of an Event of Default which has not been waived by the Debentureholders. After the occurrence of any default by the Corporation under this Indenture, the Corporation waives all right to be advised of or to receive any notices, statements or communications received by the Trustee or its nominee as such record owner of the Pledged Securities.

5.2.5 Enforcement re Pledged Securities

(a) In addition to the rights and remedies available to the Trustee under Article 7, the Trustee shall be entitled to enforce, and for the purposes therein set forth, the security constituted in Article 5 upon acceleration as provided in Section 7.3.

(b) In connection with the enforcement of the security constituted in this Article 5 and without limiting the rights and remedies available to the Trustee under Article 7, the Trustee may:

(i) complete the blanks in any transfer in blank or power of attorney in respect of any Pledged Securities with such names and in such manner as the Trustee may determine and deliver the same after such blanks have been filled in;

(ii) realize upon the Pledged Securities, or any part thereof, by taking steps to register the Pledged Securities in the name of the Trustee (or its nominee) if such registration has not already occurred, to enable it to enforce the security hereof,

(iii) exercise all rights of ownership of and all other rights attaching to the Pledged Securities, or any part thereof, as if the Trustee were the absolute owner thereof (including voting the Pledged Securities), all in such manner and at such time or times as may seem to it advisable, without notice to the Corporation except as required by law;

(iv) subject to any applicable laws, sell the Pledged Securities, or any part thereof, by public or private sale, upon such terms (including as to time and method of payment and security or otherwise) as the Trustee may prescribe; and

(v) exercise any other right or remedy available to the Trustee at law or equity.

5.2.6 The Trustee may exercise any of its rights and remedies independently or in combination and at any time and from time to time. The failure to exercise any particular right or remedy shall not preclude the future exercise of that or any right or remedy.

5.3 Collateral Security

5.3.1 The Corporation and the Trustee acknowledge that the Trustee for the benefit of the Debentureholders has been granted a Collateral Security by AGI consisting of the following:

(a) the AGI Guaranty in favour of the Trustee for the benefit of the Debentureholders as collateral security for the performance of the Corporation's obligations as set out in Section 5.1.1; and

(b) a security interest over certain assets of AGI as provided in the AGI Security Agreement, which includes a pledge of the AGI Pledged Shares to the Trustee for the benefit of the Debentureholders.

5.3.2 The Trustee agrees to hold the AGI Pledged Shares in the same manner as the Trustee holding the Apollo Pledged Shares under this Debenture, and AGI acknowledges that the Trustee may, in addition to any other rights the Trustee may have under the Collateral Security, enforce the Collateral Security in the same manner as the enforcement of security granted by the Corporation in favour of the Trustee hereunder.

5.4 Substitution of Collateral

5.4.1 Subject to the conditions set out in other provisions of this Section 5.4, during the term of the Debentures, the Corporation shall have the right, but not the obligation, to:

(a) substitute the Property charged hereunder and the Collateral Security (collectively, the **"Existing Security"**) with either:

(i) a first ranking charge/mortgage, subject only to items (1) to (9) and (11) to (16) of Schedule "D" hereto, over the Black Fox Property in favour of the Trustee for the benefit of the Debentureholders (the **"Black Fox Charge"**); or

(ii) an absolute transfer of the Required Cash Collateral Amount by the Corporation to the Trustee, free and clear of any Encumbrances (including the Permitted Encumbrances) to be held by the Trustee in trust in accordance with the Cash Collateral Trust Agreement (the **"Cash Collateral Trust"**);

(b) substitute the Black Fox Charge with the Cash Collateral Trust; and

(c) substitute the Cash Collateral Trust with the Black Fox Charge;

in all cases without the consent or approval of the Trustee or the Debentureholders.

5.4.2 Notice of Substitution. The Corporation shall exercise the substitution right set out in Section 5.4.1 by delivering to the Trustee and the Debentureholders a Notice of Substitution not less than 30 days from the completion day of the substitution stating the Corporation's intention to make a particular substitution under Section 5.4.1.

5.4.3 The Corporation shall be entitled to substitute the Existing Security or the Cash Collateral Trust with the Black Fox Charge if all of the following conditions shall have been met at the completion of the substitution:

(a) the Corporation shall have discharged the Existing Black Fox Mortgage (as defined herein) (the **"Discharge"**);

(b) the Black Fox Charge shall constitute a first priority charge/ mortgage and security interest against the Black Fox Property, subject only to items (1) to (9) and (11) to (16) of Schedule "D" hereto;

(c) as at the Calculation Date the Net Present Value shall be at least four times the sum of the total principal amount outstanding under the Debentures and interest accrued and unpaid thereon; and

(d) the Trustee shall have received:

(i) with a Statutory Declaration of the Chief Financial Officer of the Corporation stating that the test under Section 5.4.3(c) has been met, with calculations confirming same and identifying the Current Technical Report and that no Event of Default exists;

(ii) a copy of the registered Black Fox Charge in a form satisfactory to Counsel for the Trustee, acting reasonably;

(iii) an opinion of Counsel and/or counsel to the Corporation as to the validity and priority of the Black Fox Charge satisfactory to the Trustee, acting reasonably; and

(iv) all deeds, closing documents, opinions, certificates of insurance, security documents, registrations and assurances as are necessary or desirable to confirm the first ranking priority and enforceability of the Black Fox Charge in a form satisfactory to Counsel for the Trustee, acting reasonably;

and Counsel for the Trustee has confirmed in writing the acceptance of such documents;

(e) the Corporation shall have paid all costs and expenses of the Trustee and its Counsel in connection with registering and reviewing the Black Fox Charge and related agreements; and

(f) the Corporation shall have paid all costs and expenses of the Trustee and its Counsel in connection with releasing and discharging the Existing Security or the Cash Collateral Trust, as the case may be, and related agreements.

5.4.4 The Corporation shall be entitled to substitute the Existing Security or the Black Fox Charge with the Cash Collateral Trust if all of the following conditions shall have been met at the completion of the substitution:

(a) the Trustee shall have established the Cash Collateral Account upon instruction by the Corporation in accordance with Section 6.8.1;

(b) the Required Cash Collateral Amount shall have been transferred as an absolute assignment to the Trustee, free and clear of any Encumbrances (including the Permitted Encumbrances), to be held in trust in accordance with the Cash Collateral Trust Agreement;

(c) the funds in the Cash Collateral Account shall be held in trust and administered in accordance with the terms of the Cash Collateral Trust Agreement; and

(d) the Trustee shall have received:

(i) a Statutory Declaration of the Chief Financial Officer of the Corporation setting out the calculations confirming the Required Cash Collateral Amount and that no Event of Default exists;

(ii) certified funds representing the Required Cash Collateral Amount payable to the Trustee for deposit into the Cash Collateral Account;

(iii) a trust agreement providing for the absolute transfer of the Required Cash Collateral Amount from the Corporation to the Trustee, and the administration of the trust money, containing, among other things, the provisions in Section 6.8 (the "**Cash Collateral Trust Agreement**"), together with a copy of any

required registrations giving notice of the transfer, all in forms satisfactory to Counsel for the Trustee, acting reasonably;

(iv) an opinion of Counsel and/or counsel to the Corporation as to the formation of the Cash Collateral Trust and the validity of the transfer of the Required Cash Collateral Amount from the Corporation to the Trustee satisfactory to the Trustee, acting reasonably; and

(v) all deeds, closing documents, opinions, certificates of insurance, security documents, registrations and assurances as are necessary or desirable to confirm the formation of the Cash Collateral Trust and the validity of the transfer of the Required Cash Collateral Amount from the Corporation to the Trustee in a form satisfactory to Counsel for the Trustee, acting reasonably;

and Counsel for the Trustee has confirmed in writing the acceptance of such documents;

(e) the Corporation shall have paid all costs and expenses of the Trustee and its Counsel in connection with the establishment of the Cash Collateral Trust and reviewing the Cash Collateral Trust Agreement and related agreements; and

(f) the Corporation shall have paid all costs and expenses of the Trustee and its Counsel in connection with releasing and discharging the Existing Security or the Black Fox Charge, as the case may be, and related agreements.

5.4.5 Notification of Completion of Substitution. The Trustee shall, as soon as practicable following the completion of each substitution in accordance with this Section 5.4, notify each Debentureholder in writing of such completion. Each Debentureholder shall be entitled to request in writing from the Trustee for copies of any documents received by the Trustee for the completion of such substitution. The Trustee may deliver such requested documents, or cause the Corporation to deliver the requesting documents, to the requesting Debentureholder.

5.4.6 Discharge of Security Upon Substitution

(a) Upon the completion of the substitution of the Existing Security or the Cash Collateral Trust with the Black Fox Charge as contemplated in Section 5.4.3, the Black Fox Charge will replace and supercede the Existing Security or the Cash Collateral Trust, as the case may be, and the Trustee agrees at the expense and request of the Corporation to release and discharge its security interest in and to release and discharge the Existing Security and to release the Required Cash Collateral Amount to the Corporation in accordance with the Cash Collateral Trust, as the case may be.

(b) Upon the completion of the substitution of the Existing Security or the Black Fox Charge with the Cash Collateral Trust as contemplated in Section 5.4.4, the Cash Collateral Trust will replace and supercede the Existing Security or Black Fox Charge, as the case may be, and the Trustee agrees at the expense and request of the Corporation to release and discharge its security interest in and release and discharge the Existing Security or Black Fox Charge, as the case may be.

5.5 Release of Series A Security

5.5.1 The Corporation shall repay all indebtedness owing under the Series A Debenture to the Series A Debentureholder from the proceeds received from the sale of the Special Notes on the Closing Date prior to or contemporaneously with the entering into of this Indenture.

5.5.2 The Corporation undertakes to obtain from the Series A Debentureholder on the Closing Date an irrevocable release of the Series A Debenture and authorization to discharge the Series A Security and the Corporation undertakes to discharge all Series A Security granted in favour of the Series A Debentureholder as soon as practicable after the Closing Date, and in any event prior to the 10th Business Day following the Closing Date.

5.5.3 The Corporation shall deliver the Apollo Pledged Shares to the Trustee contemporaneously with the entering into of this Indenture.

5.5.4 AGI shall execute and deliver the AGI Guaranty in favour of the Trustee and the AGI Security Agreement in favour of the Trustee and deliver the AGI Pledged Shares to the Trustee contemporaneously with the entering into of this Indenture.

5.5.5 The Corporation and AGI shall cause the perfection of the security interested granted hereunder and the security interest granted by AGI under the AGI Security Agreement by registering financing statements against the Corporation and AGI under applicable personal security legislation on or prior to the Closing Date, in addition to the delivery of the Apollo Pledged Shares and the AGI Pledged Shares to the Trustee.

5.6 Special Note Holders Deemed Debentureholders

If an Event of Default occurs prior to the issuance of any Debenture, the Special Note Holder holding the Special Note convertible into such Debenture shall be deemed to be a Debentureholder during the period prior to the issuance of the Debenture to such Special Note Holder, and such Special Note Holder shall be entitled to all rights and interests, and be subject to all obligations, of a Debentureholder hereunder as if such Special Note Holder were a Debentureholder during such period.

5.7 Security in Addition, etc.

This Indenture is in addition to and not in substitution for any other security now or hereafter held by the Trustee or any other person. No payment to the Trustee shall constitute payment on account of any of the principal sum, interest or other amounts from time to time owing under the Debentures unless specifically so appropriated by the Trustee by notation of such payment on the Debentures.

ARTICLE 6.
REPRESENTATIONS AND CONVENTS OF THE CORPORATION

6.1 Representations of the Corporation.

6.1.1 The Corporation agrees to, and does hereby, incorporate by reference herein the representations and warranties made by the Corporation in Section 4 of the Agency Agreement, *mutatis mutandis*, and does hereby make the same representations and warranties to the Trustee for the benefit of the Holders, and the Corporation acknowledges that such representations and warranties are being relied upon by the Trustee on behalf of the Holders.

6.1.2 In addition, the Corporation makes the following representations to the Trustee for the benefit of the Holders:

(a) The Corporation is the sole legal and beneficial owner of the Property.

(b) No other Real Property - The Corporation does not own any abutting lands to the Black Fox Property. The Corporation represents and warrants that the Black Fox Property is all of the real property in which it owns or has an interest within a five (5) Kilometer radius of the boundaries of the Black Fox Property.

(c) Right to Encumber - The Corporation has good right and lawful authority to grant, assign, transfer, mortgage and charge the Property as provided in and by this Indenture.

(d) Apollo Pledged Shares – the Apollo Pledged Shares are all of the issued and outstanding shares in the capital of AGI, have been duly and validly issued in the name of the Corporation and no other Person has any right to acquire shares or other ownership interest in the capital of AGI.

(e) Permitted Encumbrances - The Property is free and clear of any claims including any mortgages, charges, pledges, liens, privileges, security interests or other encumbrances of any nature except the security created or intended to be created by this Indenture and except the Permitted Encumbrances.

(f) No Orders, Notices - Except as disclosed on Schedule "E", there are no outstanding orders, notices or similar requirements relating to the Property issued by any building, environmental, fire, health, labour or police authorities or from any other federal, provincial or municipal authority and there are no matters under discussion with any such authorities relating to orders, notices or similar requirements.

(g) Environmental - Except as disclosed on Schedule "F":

(i) the Property and the activities and operations of the Corporation, and to the Corporation's best knowledge, those of owner, lessee, licensee or other occupant comply in all material respects with Environmental Law, and are not subject to any existing judicial, governmental, regulatory or other investigations, proceedings, inquiries or notices, and neither the Corporation nor any present or prior lessee, owner, occupant or licensee of the Property or any part thereof, or any person having the charge, management or control thereof, has filed any notice or report pursuant to any Environmental Law in connection with the Property;

(ii) the Corporation has no knowledge of any Environmental Activity in respect of the Release of any Contaminant at, upon, under, over, within or with respect to the Property or any contiguous real or immovable property to or from which the Release of a Contaminant could reasonably be anticipated;

(iii) neither the Corporation nor any other party has been, or is, involved in any operations at, near or with respect to the Property which operations could lead to the imposition of liability on the Corporation or on any subsequent or former owner or occupier or person who has or will have the charge,

management or control of the Property, or the creation of a lien or charge on any property under any Environmental Law; and

(iv) no underground storage tanks or surface impoundments or equipment containing, or that has contained PCBs or related chemical substances, are located on or under any property.

(h) Enforceability - This Indenture has been duly executed and delivered by the Corporation and, subject to any applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws from time to time in effect affecting the rights of creditors generally and the availability of equitable remedies, constitutes a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with its terms.

(i) Due Authorization and No Conflict - The Corporation has taken or caused to be taken all necessary corporate action to authorize the creation, execution, delivery and performance of this Indenture and the borrowing of money hereunder, and no such action requires the consent or approval of any Governmental Authority or any other Person, nor is any such action in contravention of or in conflict with any applicable law, rule or regulation, or the articles, by-laws or resolutions of Directors or shareholders of the Corporation or the provisions of any material term, covenant or condition under or in respect of any judgment, order, indenture, instrument, agreement or undertaking to which the Corporation or any of its subsidiaries is a party or by which its assets or properties are bound, except those that have been obtained. The entering into of this Indenture will not result in the acceleration of any indebtedness under any other agreements to which the Corporation or any of its subsidiaries is a party.

(j) Permitted Encumbrances. – The Corporation is not in breach of any of its obligation under those Permitted Encumbrances set out in paragraph 16(10) through to 16(15) inclusive of the definition of "Permitted Encumbrances".

6.2 Negative Covenants of the Corporation.

6.2.1 The Corporation hereby covenants and agrees with the Trustee on behalf of the Holders that it will not, without the prior written consent of the Trustee (which consent shall only be given if proved by Debentureholders by an Extraordinary Resolution), do the following:

(a) at any time agree to create, create or suffer to exist any mortgage, charge, pledge, lien, privilege, security interest or other encumbrance of any nature upon the Property, except for

(i) encumbrances in favour of the Trustee for the benefit of the Holders (including the granting of the Black Fox Charge or the Cash Collateral Trust in accordance with Section 5.4); and

(ii) the Permitted Encumbrances; provided that no provision hereof or elsewhere in this Indenture shall be construed as a subordination or postponement of the security interest and charge created hereunder to or in favour of any other charge, lien, security interest or encumbrance, whether or not it is a Permitted Encumbrance;

(b) unless the proceeds of the sale is used to be deposited in the Cash Collateral Account as the complete amount of the Required Cash Collateral Amount and the Corporation substitutes the Existing Security or the Black Fox Charge with the Cash Collateral Trust in accordance with Section 5.4.1(a)(ii), so long as any monies secured by this Indenture remain outstanding, sell, remove, lease, destroy or otherwise dispose of all or any part of the Property except as contemplated by Section 5.1.1(c); and except that the Corporation may sell or otherwise dispose of furniture, machinery, equipment, vehicles and accessories subject to the security interest created hereunder which may have become worn out or damaged or otherwise unsuitable for their purpose on condition that it shall substitute therefor, subject to the lien hereof and free from prior liens or charges except Permitted Encumbrances, property of equal value so that the security hereby constituted shall not be in any way reduced or impaired; or

(c) consolidate, amalgamate or merge with any other corporation or entity.

6.2.2 The Corporation covenants that, in order to prevent any accumulation after maturity of unpaid interest or of unpaid Debentures, the Corporation will not directly or indirectly extend or assent to the extension of time for payment of any interest upon any Debentures or of any principal payable in respect of any Debentures and that it will not directly or indirectly be or become a party to or approve any such arrangement by purchasing or funding any interest on the Debentures or any principal thereof or in any other manner and that the Corporation will deliver to the Trustee all Debentures when paid as evidence of such payment.

6.2.3 If the time for the payment of any interest or principal shall be so extended, whether or not such extension is by or with the consent of the Corporation, notwithstanding anything herein or in the Debentures contained, such interest or principal shall not be entitled, in case of default hereunder, to the benefit of this Indenture except subject to the prior payment in full of the principal of all the Debentures then outstanding and of all matured interest on such Debentures the payment of which has not been so extended.

6.2.4 Neither the Corporation nor AGI shall change its name or address without giving at least ten days' prior notice to the Trustee of the new name or address and the date upon which such change of name or address is to take effect and, within five Business Days of the change of name or address, the Corporation and AGI, as the case may be, shall provide the Trustee with:

(a) a notarial or certified copy of the articles of amendment effecting the change of name;

(b) an opinion from legal counsel to the Corporation satisfactory to the Trustee as to the correct name of the Corporation or AGI, as the case may be, and confirming that all appropriate registrations, filings or recordings have been made to ensure the continued validity and enforceability of this Indenture, the Collateral Security, the Black Fox Charge or the Cash Collateral Trust, if applicable; and

(c) a Certificate of the Corporation stating the new address of the Corporation or AGI, as the case may be.

6.3 Covenants of the Corporation.

6.3.1 The Corporation hereby covenants and agrees with the Trustee on behalf of the Debentureholders as follows:

(a) The Corporation will duly and punctually pay or cause to be paid to every Debentureholder the principal, Redemption Premium and interest accrued on the Debentures of which he is the Holder (including, in the case of default, interest on the amount in default) on the dates, at the places, in the money, and in the manner mentioned herein and in the Debentures.

(b) Corporate Existence, etc. - The Corporation will maintain its and those of its Subsidiaries' corporate existence and preserve all of their respective rights, powers, licenses, privileges, franchises and goodwill.

(c) Share Certificates - The certificates representing the Pledged Securities duly endorsed by the appropriate Person in blank for transfer or accompanied by stock powers of attorney satisfactory to the Trustee will forthwith be delivered to and remain in the custody of the Trustee or its nominee.

(d) Defence of Interest - The Corporation will, and will cause its Subsidiaries to, defend their respective right, title and interest in and to their respective properties (including in the case of the Corporation the Property) against all claims and demands whatsoever of all persons whomsoever.

(e) Registrations - The Corporation will register this Indenture or notice thereof without delay at every office where the registration or recording thereof may, in the opinion of Counsel for the Trustee, be necessary or desirable to preserve, perfect or protect the security hereby created, and it will deliver or exhibit to the Trustee, on demand, certificates, or other evidence satisfactory to the Trustee, establishing such registration or recording, and from time to time renew the same, if such renewal is, in the opinion of Counsel for the Trustee, necessary or desirable to preserve, perfect or protect the security hereby created.

(f) Rents, Taxes, etc. - The Corporation will from time to time pay or cause to be paid all rents, taxes, rates, levies or assessments, ordinary or extraordinary, government fees or dues, lawfully levied, assessed or imposed upon the Property or any part thereof, as and when the same become due and payable, save and except when and so long as the validity of any such rents, taxes, rates, levies, assessments, fees or dues is in good faith being contested by the Corporation by proper legal proceedings, provided that in such case the Corporation shall satisfy the Trustee, and if required furnish security satisfactory to it, that any such contestation will involve no forfeiture of any part of the Property. If the Corporation defaults in payment of any such rents, taxes, rates, levies, assessments, fees or dues then the Trustee shall be entitled (but not obligated) to pay the same in accordance with Section 6.5.

(g) Insurance

(i) The Corporation will insure and keep insured the Property against loss or damage by fire and other insurable hazards and perils which such several assets are commonly insured against in the jurisdiction in which the Property is located to the full insurable value thereof. All policies of insurance issued in respect of the Property and all proceeds thereof are hereby assigned to the Trustee as security for the Corporation's obligations hereunder. Each policy of insurance shall be in form and substance acceptable to the Agents on behalf of the Special Note Holders prior to the Issue Date and shall not be subject to

any co-insurance clause. Following the Issue Date, any material amendment or cancellation or termination of such insurance policy is subject to approval of Debentureholders by Extraordinary Resolution. The Corporation will provide the Trustee with certificates of such insurance and, if required, duplicate originals thereof. Each policy of insurance shall show the Trustee as loss payee (and named insured under any and all liability insurance), as its interest may appear, and the Corporation will cause to be affixed to each policy of insurance a mortgage clause or mortgage endorsement in form satisfactory to the Trustee and providing for a minimum of 30 days' notice to the Trustee of cancellation or lapse. If the Corporation fails to obtain any such insurance the Trustee shall be entitled (but not obligated) to obtain such insurance in accordance with Section 6.5.

(ii) Any proceeds of insurance received by, or payable to, the Trustee under the terms hereof shall be payable as in accordance with Section 6.11.

(h) Maintenance of the Property - The Corporation will not permit waste to be committed or suffered on the Property, will diligently maintain, use, operate and repair the Property and will carry on and conduct its business with respect to the Property in a proper and efficient manner so as to preserve and protect the Property and the earnings, incomes, rents, issues, profits, benefits and advantages thereof. The Trustee may be entitled (but not obligated) to make such repairs as it reasonably deems necessary and any such repairs shall be paid in accordance with Section 6.5.

(i) Records - The Corporation will, and will cause its Subsidiaries to, keep proper books of account and records with respect to the operation of, and will, upon the reasonable request of the Trustee, provide the Trustee with information concerning the Property and the business of the Corporation and the property and business of the Corporation.

(j) Financial Statements. - The Corporation will furnish to the Trustee a copy of all financial statements, whether annual or interim, of the Corporation and the report, if any, of the Corporation's auditors thereon and of all annual and other periodic reports of the Corporation furnished to its shareholders at the same time as they are furnished to such shareholders. Upon receipt of such financial statements, the Trustee shall, while such statements are current, make such statements available for inspection by Debentureholders on their reasonable request. No obligation shall rest with the Trustee to analyze such statements or evaluate the performance of the Corporation in any matter whatsoever.

(k) Other Obligations. - The Corporation will duly and punctually perform and carry out all of the acts or things to be done by it as provided in this Indenture.

(l) Notice of Event of Default. - The Corporation will give notice to the Trustee of the occurrence of an Event of Default hereunder, default under any Collateral Security, the Black Fox Charge or the Cash Collateral Trust, if then effective.

(m) Access - The Corporation will, and will cause its Subsidiaries, from time to time permit duly authorized agents or representatives of the Trustee, during reasonable business hours, to enter upon and inspect the Property and the business of the Corporation, the property and business of the Subsidiaries and their respective books of accounts and records.

(n) Performance of Obligations - The Corporation will comply, and cause its Subsidiaries to comply, with the requirements of agreements and documents to which it is a party and all applicable laws, consents and directives of any administrative, governmental or judicial authority or organization or body, if non-compliance with such laws, agreements or documents might adversely affect the financial condition of the Corporation and its Subsidiaries, the Corporation's ability to perform and observe its obligations under this Indenture or the validity or priority of the security created by this Indenture, or if such laws, agreements or documents otherwise affect the Property. The Corporation will forthwith notify the Trustee of any non-compliance with any such laws, agreements and documents.

(o) Further Assurances - At any time and all times the Corporation will do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, conveyances, mortgages, transfers and assurances in law as is required for the purpose of giving the Trustee a valid mortgage, charge or security of the nature herein specified upon all property intended to be covered hereby, and for the better assuring, conveying, mortgaging, assigning, confirmation or charging unto the Trustee all and singular the hereditament and premises, estates and property hereby mortgaged and charged, or intended so to be, in favour of the Trustee.

(p) Environmental Compliance - The Corporation will comply and will cause all Subsidiaries and occupants and/or users of the Property to comply in all respects with the requirement of any Environmental Law applicable to the Property or the Subsidiaries.

(q) Environmental Indemnity - The Corporation shall at all times indemnify and hold harmless the Trustee and each Debentureholder, and their respective officers, directors, employees, agents, representatives and shareholders against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, of any nature whatsoever suffered or incurred by the Trustee or Debentureholder, whether upon realization of the security interests created by this Indenture, or as successor to or assignee of any right or interest of the Corporation, or as a result of any order, investigation or action by any governmental or regulatory authority relating to the Corporation or its Subsidiaries or their respective business undertaking, property or assets or as privileged or hypothecary creditor or mortgagee in possession of property or as successor or successor-in-interest to the Corporation as a result of any taking of possession of all or any property or by foreclosure deed or deed in lieu of foreclosure or by any other means relating to the Corporation or its Subsidiaries, under or on account of any breach of Environmental Law, or the assertion of any lien thereunder with respect to:

   (i) the Release of a Contaminant, the threat of the Release of any Contaminant, or the presence of any Contaminant affecting the Property, or the property of the Subsidiaries whether or not the same originates or emanates from the Property or any contiguous real or immovable property or personal property located thereon, including any loss of value of the Property as a result of any of the foregoing;

(ii) the Release of a Contaminant owned by, or under the charge, management or control of, the Corporation or its Subsidiaries, or any predecessor or assignor of the Corporation or its Subsidiaries,

(iii) any costs incurred by any federal, state, provincial, municipal, local or other governmental or regulatory authority or any other person or damages from injury to, destruction of, or loss of natural resources in relation to, the Property or property of the Subsidiaries or elsewhere or personal property located thereon, including reasonable costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Law,

(iv) liability for personal injury or property damage arising by reason of any civil law offences or quasi-offences or under any statutory or common law tort or similar theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of a dangerous activity at, near, or with respect to the Property or property of the Subsidiaries or elsewhere, and/or

(v) any other environmental matters affecting the Property or the operations and activities of the Corporation or its Subsidiaries within the jurisdiction of any federal, state, provincial, municipal or local environmental agency.

The Corporation's obligation under this Section 6.3.1(p) shall arise upon the discovery of the presence of any Contaminant, whether or not any federal, state, provincial, municipal or local environmental agency has taken or threatened any action in connection with the presence of any Contaminant. The Corporation acknowledges that the Trustee has relied and will continue to rely as applicable, upon the Corporation's representations, warranties and covenants. It is the intention of the Corporation and the Trustee that the provisions of this Section shall supersede any other provisions in this Indenture, and all other documents and instruments which in any way limit the liability of the Corporation and that the Corporation shall be liable for any obligations arising under this Section even if the amount of the liability incurred exceeds the aggregate outstanding amount of the Debentures. The obligations of the Corporation arising under this Section are absolute and unconditional and shall not be affected by any act, omission or circumstance whatsoever, except in respect of negligence or wilful misconduct by the Trustee in the case of indemnity in favour of the Trustee and except in respect of negligence or wilful misconduct by a Debentureholder in the case of indemnity in favour of a Debentureholder. This Section shall survive the repayment of the principal sum of the Debentures, the removal or resignation of the Trustee and the termination of the trusts created hereunder and shall survive the transfer of any or all right, title and interest in and to the Property by the Corporation to any party, whether or not affiliated with the Corporation. Any amount payable or owing under this Section 6.3.1(p) shall be added to the principal sums of the Debentures on a *pro rata* basis and shall be secured hereby and shall be payable together with interest thereon calculated and payable at the rate and at the times and in the manner provided for herein for interest arrears on the principal sum of the Debentures.

(r) Quiet Possession. That on default by the Corporation hereunder the Trustee may peaceably and quietly enter into and hold and occupy the Property without hindrance,

interference or denial of the Corporation or of anyone claiming under it or of any prior encumbrancers whatsoever.

(s) To Hold the Proceedings of Unauthorized Sale in Trust. In the event the Property or any part thereof are sold or disposed of prior to the full discharge of this Indenture, in any manner not authorized by this Indenture, the Corporation shall hold all proceeds of such sale or disposition received by the Corporation as trustee for the Trustee until the Corporation has been fully released from this Indenture by the Trustee.

(t) Not to Remove. Prior to the removal of any of the Property from the province or other jurisdiction in which it is situated at the date of this Indenture or to leasehold the property, the Corporation shall, and shall cause its subsidiaries to, effect such further registrations and obtain such other consents and give such other security, at the sole cost and expense of the Corporation, as may be required or desirable to protect or preserve the security hereby created, and the Corporation shall forthwith notify the Corporation of the intended removal and the action proposed to be taken.

(u) Application of Proceeds from Permitted Encumbrances. To apply all of the proceeds received by the Corporation from any Permitted Encumbrances set out in paragraph (17) of the definition of "Permitted Encumbrances" to repay the Debentures or the Existing Black Fox Mortgage.

(v) To ensure that the net proceeds received by the Corporation from the Special Notes are used to fund, among other things, AGI's operations and for general corporate purposes, and to provide evidence of same by way of a Certificate of the Corporation of a senior officer of the Corporation addressed to the Trustee, the Agents and the Agents' counsel.

6.3.2 To Provide Annual Certificate of Compliance. The Corporation and AGI covenant that (i) on or before the date that the Debentures are issued pursuant to this Indenture, (ii) annually within 120 days of the date provided in (i), and (iii) at any other time if requested by the Trustee, the Corporation will furnish to the Trustee a Certificate of the Corporation stating that the Corporation and AGI have complied with all covenants, conditions and other requirements contained in this Indenture, the Black Fox Charge, the Cash Collateral Trust, if applicable, and the Collateral Security, non-compliance with which would, with the giving of notice or the lapse of time or both, constitute an Event of Default hereunder or under the Collateral Security, the Black Fox Charge, the Cash Collateral Trust, if applicable, or, if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance and the action, if any, the Corporation or AGI proposes to take with respect thereto.

6.4 To Pay Trustee's Remuneration

6.4.1 The Corporation and AGI jointly and severally covenant that they will pay to the Trustee reasonable remuneration for its services as Trustee and will pay all costs, charges and expenses (including reasonable fees and disbursements of its Counsel and all other advisors not regularly in its employ) properly incurred by the Trustee in connection with the trusts hereof, on demand by the Trustee, including (i) the preparation, execution and filing of this Indenture, the Collateral Security, the Black Fox Charge and the Cash Collateral Trust, if applicable, and any instruments postponing, discharging, amending, extending or supplemental to this Indenture or the Collateral Security, the Black Fox Charge and the Cash

Collateral Trust, if applicable; (ii) perfecting and keeping perfected this Indenture and the Collateral Security, the Black Fox Charge and the Cash Collateral Trust, if applicable; (iii) maintaining the intended priority of this Indenture and Collateral Security, the Black Fox Charge and the Cash Collateral Trust, if applicable, on all or any part of the Property and property of AGI; (iv) taking, recovering or possessing the Property; (v) taking any actions or other proceedings to enforce the remedies provided herein or otherwise in relation to this Indenture, the Collateral Security, the Black Fox Charge and the Cash Collateral Trust, if applicable, or the Property or property of AGI, or by reason of a default hereunder or the non-payment of the moneys hereby secured; (vi) taking proceedings, giving notices and giving responses required under any applicable law concerning or relating to this Indenture and the Collateral Security, the Black Fox Charge and the Cash Collateral Trust, if applicable, including compliance with the provisions of applicable bankruptcy, insolvency, personal property security and mortgage enforcement legislation; and (vii) any inspections required to be made to the Property or property of AGI, or the review of any plans, specifications or other documentation which may require the approval or consent of the Corporation or AGI.

6.4.2 Any amount due under this Section 6.4 and unpaid 30 days after demand for such payment shall bear interest from the expiration of such 30 day period at a rate per annum as determined by the Corporate Trust Department of the Trustee from time to time. After default all amounts so payable and the interest thereon shall be payable out of any funds coming into possession of the Trustee in priority to any payment of the principal of and interest on the Debentures.

6.5 Trustee may Perform Covenants.

6.5.1 If the Corporation or AGI shall fail to perform any of its covenants contained herein, the Trustee may in its discretion, but (subject to Section 7.2) need not notify the Debentureholders of such failure, or may (but shall not be obligated to) (subject to Section 13.4) itself perform any of such covenants capable of being performed by it and, if any such covenant requires the payment of money, it may make such payment with its own funds, or with money borrowed by it for such purpose, but shall be under no obligation to do so; and all sums so paid shall be payable by the Corporation and AGI in accordance with the provisions of Section 6.4. No such performance by the Trustee of any covenant contained herein or payment by the Corporation or AGI of any sums advanced or borrowed by the Trustee pursuant to the foregoing provisions shall be deemed to relieve the Corporation and AGI from any default hereunder.

6.6 Transfer

6.6.1 The Debentures and the rights hereunder are transferable by the Holder without the consent of the Corporation or AGI, provided that such transfer is completed in accordance with all applicable securities laws which shall be the Debentureholders' responsibility and neither the Trustee nor the Corporation or AGI shall be responsible in any way to ensure that such transfer comply with applicable securities laws. In the event that the Holder effects a partial transfer of a Debenture, the Holder shall advise the Corporation and the Trustee of the name, address and facsimile number of the transferee, the portion of the Debenture transferred and the date of transfer and the Corporation and the Trustee shall forthwith thereafter issue to the Holder and the transferee a replacement Debenture with terms identical to the Debenture replaced (save for the principal amount owing) without cost or charge to the Holder or the transferee, and the Debenture shall thereafter be deemed surrendered. The Holder and any transferee shall be entitled to the rights evidenced by the Debenture free from all equities or

rights of set-off or counterclaim between the Corporation and the original or any intermediate Holder of the Debenture.

6.6.2 The Trustee agrees to refuse to register any transfer of any of the Debentures not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration, and the Trustee may request the Holder or the transferee to provide, at the sole cost of the Holder or the transferee, furnished to the Corporation and the Trustee an opinion of Counsel (of recognized standing) to that effect in form and substance reasonably satisfactory to the Trustee.

6.7 Corporation to Provide Copy of Indenture

The Corporation shall, within three (3) Business Days of receipt of a written request by the Trustee, or to such other Person as the Trustee may direct, a true copy of this Trust Indenture and every instrument supplemental hereto.

6.8 Cash Collateral Trust

The Cash Collateral Trust shall be established and administered in accordance with the provisions of the Cash Collateral Trust Agreement which shall incorporate the following terms.

6.8.1 Establishment of Cash Collateral Account

(a) The Trustee shall, on written instruction of the Corporation, establish or cause to be established and maintain an Eligible Deposit Account to be referred to as the **"Cash Collateral Account"**, bearing a designation clearly indicating that the funds deposited therein are held in the name of the Trustee in trust for the benefit of the Debentureholders under this Indenture.

(b) The Cash Collateral Account shall be established with the Trustee in the City of Toronto, Ontario.

(c) If Cash Collateral Account ceases to be an Eligible Deposit Account, within ten (10) Business Days after the date that such account has ceased to be an Eligible Deposit Account, the Trustee shall establish a new account that is an Eligible Deposit Account and shall transfer any cash and/or any investments to such new account.

(d) The Trustee shall give written notice to the Corporation and the Debentureholders of the change of the location or the account with respect to the Cash Collateral Account.

6.8.2 The Trustee shall deposit all funds received from the Corporation on account of the assignment of the Required Cash Collateral Amount into the Cash Collateral Account.

6.8.3 The Trustee shall hold the Required Cash Collateral Amount in trust for the benefit of the Debentureholders as primary beneficiaries, and for the Corporation as residual beneficiary provided the Corporation's residual beneficiary interest shall become effective only in accordance with Section 6.8.7.

6.8.4 Funds on deposit in the Cash Collateral Account shall be invested by the Trustee in Eligible Investments selected by the Corporation; it being understood and agreed that the Trustee shall not be liable for any loss arising from any investment in Eligible Investments. All such

Eligible Investments shall be held by the Trustee on behalf of the Corporation, for the benefit of the Debentureholders in accordance with this Indenture and the Cash Collateral Trust granted by the Corporation to the Trustee for and on behalf of the Debentureholders, provided that all income earned from such Eligible Investments to the extent it is in addition to and not as part of the Required Cash Collateral Amount, shall be the property of the Corporation and shall be Deposited into the Cash Collateral Account.

6.8.5 Unless an Event of Default has occurred and the Applicable Cure Period has expired, on the fifth Business Day following each Interest Payment Date, the Trustee shall pay to the Corporation from the funds in the Cash Collateral Account any amount in excess of the Required Cash Collateral Amount, if any, provided the Trustee shall have received a Statutory Declaration of the Chief Financial Officer of the Corporation stating no Event of Default exists and the amount of the interest paid on such Interest Payment Date, the amount of any satisfaction of principal amount of the Debentures either by conversion or by redemption during the calendar quarter ended on such Interest Payment Date, and the calculation of the Required Cash Collateral Amount as at that Interest Payment Date. Absent manifest error, the Trustee shall be entitled to rely conclusively on such Statutory Declaration and shall not be required to verify or confirm the accuracy of any information contained therein. In the event that the Trustee would be required to make a payment hereunder during an Applicable Cure Period, the Trustee shall only make such payment after the Applicable Cure Period has expired and provided that the Chief Financial Officer has provided a Statutory Declaration to the Trustee that such Event of Default has been cured.

6.8.6 Subject to the last sentence of the immediately preceding paragraph, upon the occurrence of an Event of Default and the expiry of the Applicable Cure Period, the Trustee will cease any payment to the Corporation under Section 6.8.5 and the Trustee shall distribute the Required Cash Collateral Amount to the Debentureholders in accordance with the provisions of the Cash Collateral Trust.

6.8.7 The primary beneficiary interest of the Debentureholders in the Required Cash Collateral Amount will cease and the Corporation's residual beneficiary interest in the Required Cash Collateral Amount will become effective upon the earlier of:

(a) the full satisfaction of all amounts owing under the Debentures by the Corporation, and

(b) the completion of substitution of the Cash Collateral Trust with the Black Fox Charge in accordance with Section 5.4.1(b),

and the Trustee shall thereupon release the Required Cash Collateral Amount and all other funds remaining in the Cash Collateral Account, if any, to the Corporation.

6.9 Deemed Covenants Excluded.

The covenants deemed to be included in a charge by Section 7(1) of *the Land Registration Reform Act* (Ontario) shall be and are hereby expressly excluded from the terms of this Indenture.

6.10 Limited Power of Attorney.

The Corporation and AGI hereby appoint the Trustee as their respective attorney, with full power of substitution, in the name and on behalf of the Corporation and AGI, to execute, deliver and do

all such acts, deeds, leases, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as the Corporation and AGI have agreed to execute, deliver and do hereunder, or as may be required by the Trustee or any receiver to give effect to this Indenture or in the exercise of any rights, powers or remedies hereby conferred on the Trustee or any receiver, and generally to use the name of the Corporation or AGI in the exercise of all or any of the rights, powers or remedies hereby conferred on the Trustee or any receiver. This appointment, being coupled with an interest, shall not be evoked by the insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of the Corporation and AGI or for any other reason.

6.11 Insurance Proceeds

6.11.1 Until the occurrence of the Event of Default and the expiration of the Applicable Cure Period, the Corporation shall have the right to receive from the Trustee the insurance proceeds received by, or payable to, the Trustee that are less than $50,000. The Trustee shall notify the Corporation of the receipt of such proceeds, and upon receipt from the Corporation a Certificate of the Corporation confirming that no Event of Default exists, the Trustee shall pay such proceeds to the Corporation.

6.11.2 Any proceeds of insurance received by, or payable to, the Trustee under the terms hereof in excess of $50,000 shall be applied by the Trustee as follows:

(a) the Trustee shall send a notice of redemption to the Corporation and the Debentureholders in the same manner as provided in Section 3.3; and

(b) on the date set forth for the redemption, the Trustee shall apply such insurance proceeds to repay the principal interest and other amounts owing under the Debentures on a *pro rata* basis to the Debentureholders provided that any such reduction shall not constitute a prepayment or redemption under Section 3.1 and shall not be subject to the premium requirement in Section 3.1.1(b).

6.11.3 If an Event of Default has occurred:

(a) If the Trustee would be required to may the insurance proceeds to the Corporation during an Applicable Cure Period, the Trustee shall only make such payment after the Applicable Cure Period has expired and provided that the Chief Financial Officer has provided a Statutory Declaration to the Trustee that such Event of Default has been cured; and

(b) if the Applicable Cure Period has expired and the Event of Default has not been cured, the Trustee shall apply the insurance proceeds received in accordance with Article 8.

ARTICLE 7.
EVENTS OF DEFAULT

7.1 Events of Default

7.1.1 The security hereby constituted shall become enforceable, subject to the terms herein contained, in each and every one of the following events (hereinafter sometimes referred to as an "**Event of Default**"):

(a) Failure to Pay - If the Corporation does not pay when due any principal, interest or other amount payable by it under any Debenture at the place and in the currency in which such amount is expressed to be payable.

(b) Misrepresentation - If any representation or warranty or statement made herein, the Agency Agreement, or the Collateral Security, the Black Fox Charge or the Cash Collateral Trust, if applicable, proves to be untrue when made.

(c) Default in Covenant - If the Corporation makes default in the observance or performance of some other thing hereby required to be done or some other covenant or condition hereby required to be observed or performed under this Indenture, any Debenture, any Special Note, the Agency Agreement, the Collateral Security or an "Event of Default" or "Default" shall have occurred under any Collateral Security or default shall have occurred under the Black Fox Charge or the Cash Collateral Trust.

(d) Assignment for Benefit of Creditors - If the Corporation or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any proceeding is instituted by it seeking relief as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts or for an order for similar relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including under any statutes relating to the incorporation of companies) or seeking appointment of a receiver or trustee, or other similar official for it or for any substantial part of its properties or assets; or any corporate or partnership action is taken to authorize any of the actions referred to in this Section.

(e) Insolvency or Bankruptcy Proceedings - If any proceedings are instituted against the Corporation or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts or an order for similar relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including under any statutes relating to the incorporation of companies) or seeking appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties or assets.

(f) Appointment of Receiver, etc. - If a receiver, trustee, or other similar official with like powers is appointed with respect to, or any encumbrancer shall take possession of, any of the properties or assets of the Corporation or any of its subsidiaries.

(g) CCAA Proceedings - If any proceedings with respect to the Corporation or any of its subsidiaries are commenced under the *Companies' Creditors Arrangement Act* (Canada).

(h) Encumbrances – If an encumbrancer or secured creditor shall appoint a receiver or agent or other similar official over any part of the Property, or take possession of any part of the Property or the property of any Subsidiaries or if any execution, distress or other process of any court becomes enforceable against any of the Property of the Corporation or the property of any Subsidiaries, or a distress or like process is levied upon any of such property;

(i) Execution, Seizure or Garnishment - If any execution, seizure, garnishment, sequestration, extent or any other process of any court becomes enforceable against the Corporation or any of its Subsidiaries or if a distress or analogous process is levied upon the property of the Corporation Subsidiaries or any part thereof.

(j) Prior Charge - If the Corporation shall permit any sum which has been admitted as due by the Corporation or is not disputed to be due by it and which forms or is capable of being made a charge upon any of the property and assets subject to the mortgage and charge created by this Indenture which is not a Permitted Encumbrance.

(k) Ceasing to Carry on Business - If the Corporation or any of its Subsidiaries takes any corporate proceedings for its dissolution, liquidation or amalgamation with any other company or if the corporate existence of the Corporation shall be terminated by expiration, forfeiture or otherwise, or if the Corporation or any of its subsidiaries ceases or threatens to cease, to carry on all or a substantial part of its business.

(l) Unlawful Obligations - If at any time it is unlawful for the Corporation to perform any of its obligations under this Indenture in the manner contemplated hereunder.

(m) Failure to Satisfy Environmental Orders - If any environmental order or environmental lien is issued under any Environmental Law against the Property or the Corporation or its business or the property or business of any Subsidiary, provided that any environmental order has not been satisfied or discharged within thirty (30) days of the date the environmental order was received by the Corporation.

7.2 Notice of Events of Default

7.2.1 If an Event of Default shall occur and is continuing the Trustee shall, within 15 days after it becomes aware of the occurrence of such Event of Default, give notice thereof to the Debentureholders.

7.2.2 Where notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured (to the extent such Event of Default is capable of being cured), notice that the Event of Default is no longer continuing shall be given by the Trustee to the Debentureholders within 15 days after the Trustee becomes aware that the Event of Default has been cured.

7.2.3 The Trustee shall not be required to take notice of any default hereunder unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee, and in the absence of any such notice the Trustee may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default.

7.3 Acceleration on Default

If any Event of Default has occurred and is continuing, the Trustee may in its discretion, and shall upon receipt of a Debentureholders' Request, subject to Section 7.4, by notice in writing to the Corporation declare the principal of and interest on the Debentures then outstanding and any other

moneys payable hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee and the Corporation shall pay forthwith to the Trustee for the benefit of the Debentureholders the principal of and accrued and unpaid interest (including interest on amounts in default) on such Debentures and all other moneys payable hereunder, together with subsequent interest thereon at the rate borne by the Debentures from the date of such declaration until payment is received by the Trustee. Such payment when made shall be deemed to have been made in discharge of the Corporation's obligations hereunder and any moneys so received by the Trustee shall be applied as provided in Section 8.7. Notwithstanding anything contained in the foregoing or elsewhere in this Indenture, in the event that the Event of Default (other than the Event of Default set out in Sections 7.1.1(d), 7.1.1(e), 7.1.1(f) and 7.1.1(g)) has occurred and the Applicable Cure Period has expired, then all principal and interest on the Debentures then outstanding and any other monies due and payable hereunder shall forthwith immediately becomes due and payable to the Trustee without further action by the Trustee.

7.4 Waiver of Default

If an Event of Default shall have occurred, the Holders of more than 50% of the principal amount of the Debentures then outstanding shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by instrument signed by such Holders to instruct the Trustee to waive any Event of Default hereunder or default under the Collateral Security, as applicable, and/or to cancel any declaration made by the Trustee pursuant to Section 7.3 and the Trustee shall thereupon waive the Event of Default or default under the Collateral Security, as applicable, and/or cancel such declaration upon such terms and conditions as such Debentureholders shall prescribe; and provided that no delay or omission of the Trustee or of the Debentureholders to exercise any right or power accruing upon any Event of Default or default under the Collateral Security shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein and provided further that no act or omission either of the Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default hereunder or the rights resulting therefrom.

ARTICLE 8.
ENFORCEMENT

8.1 Remedies.

8.1.1 Whenever an Event of Default shall have occurred and the Applicable Cure Period has expired, and has not been waived by the Debentureholders in accordance with Section 7.4, the Trustee on behalf of the Debentureholders, may, subject to Section 13.4, proceed to realize the security hereby constituted and to enforce its rights:

(a) by entry, with the right to have, hold, use, occupy, possess and enjoy the Property without the let, suit, hindrance, interruption or denial of the Corporation, its successors or assigns;

(b) by entry, with the right to make such arrangements for completing the construction of, repairing or putting in order any buildings or other improvements on the Property, or for inspecting, taking care of, leasing, collecting the rents of and managing generally the Property as it may deem expedient, and all reasonable costs, charges and expenses, including allowances for the time and service of any employee or representative of the Trustee or other person appointed for the above purposes shall be paid in accordance with Section 13.4.4;

(c) by the appointment, by an instrument in writing, of any person or persons, as a receiver (which term includes a receiver and manager) or receivers of all or any part of the Property, and the Trustee may remove any receiver or receivers so appointed and appoint another or others in his or their stead;

(d) under the provisions of Section 8.4 or other sale permitted at law;

(e) by proceedings in any court of competent jurisdiction for the appointment of a receiver or receivers;

(f) by proceeding in any court of competent jurisdiction for foreclosure; and

(g) by any other action, suit, proceeding or other remedy authorized or permitted by law or by equity.

8.2 Remedies Cumulative.

8.2.1 No such remedy for the realization of the security hereby constituted or for the enforcement of the rights of the Trustee shall be exclusive of or dependent upon any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

8.3 Receiver.

8.3.1 Subject to compliance with Section 13.4 and subject to the provisions of any instrument in writing appointing a receiver or receivers, upon the appointment hereunder of a receiver of the Property or any part thereof, the following provisions shall apply:

(a) Every such receiver shall have unlimited access to the Property as agent and attorney for the Corporation (which right of access shall not be revocable by the Corporation) and shall have full power and unlimited authority to:

(i) take possession of the Property or any part thereof;

(ii) carry on or concur in carrying on the business of the Corporation;

(iii) collect the rents and profits from tenancies whether created before or after these presents;

(iv) lease or concur in leasing any portion of the Property which may become vacant on such terms and conditions as he considers advisable and enter into and execute leases, accept surrenders and terminate leases;

(v) complete the construction of any building or buildings or other erections or improvements on the Property left by the Corporation in an unfinished state or award the same to others to complete and purchase, repair and maintain any personal property including, without limitation, appliances and equipment, necessary or desirable to render the premises operable or rentable, and take possession of and use or permit others to use all or any part of the Corporation's materials, supplies, plans, tools, equipment (including appliances) and property of every kind and description;

(vi) insure, manage, operate, repair, alter or extend the Property; and

(vii) sell or otherwise dispose of all or any part of the Property,

and the Corporation undertakes to ratify and confirm whatever any such receiver may do with respect to the Property.

(b) The Trustee may at its discretion vest the receiver with all or any of the rights and powers of the Trustee.

(c) The Trustee may fix the reasonable remuneration of the receiver who shall be entitled to deduct the same out of the revenue or the sale proceeds of the Property.

(d) Every such receiver shall be deemed the agent or attorney of the Corporation and, in no event, the agent of the Trustee and the Trustee shall not be in any way responsible for the acts or omissions of any such receiver.

(e) The appointment of any such receiver by the Trustee shall not result in or create any liability or obligation on the part of the Trustee to the receiver or to the Corporation or to any other person and no appointment or removal of a receiver and no actions of a receiver shall constitute the Trustee a mortgagee in possession or responsible as such.

(f) No such receiver shall be liable to the Corporation to account for monies other than monies actually received by him in respect of the Property, or any part thereof, and out of such monies so received every such receiver shall, in the following order, pay:

(i) his remuneration as aforesaid;

(ii) all costs and expenses of every nature and kind incurred by him in connection with the exercise of his powers and authority hereby conferred;

(iii) interest, principal and other money which may, from time to time, be or become charged upon the Property in priority to these presents, including taxes;

(iv) to the Trustee all interest, principal and other monies due hereunder to be paid in such order as the Trustee in its discretion shall determine;

(v) and thereafter, every such receiver shall be accountable to the Corporation for any surplus.

The remuneration and expenses of the receiver shall be paid by the Corporation on demand and shall be a charge on the Property and shall bear interest from the date of demand at the same rate as applies to the principal hereby secured.

(g) Save as to claims for accounting under Section 8.3.1(f) above, the Corporation hereby releases and discharges any such receiver from every claim of every nature, whether sounding in damages or not which may arise or be caused to the Corporation or any person claiming through or under him by reason or as a result of anything done by such receiver unless such claim be the direct and proximate result of dishonesty or fraud.

(h) The Trustee may, at any time and from time to time, terminate any such receivership by notice in writing to the Corporation and to any such receiver.

(i) The statutory declaration of an officer of the Trustee as to default under the provisions of these presents and as to the due appointment of the receiver pursuant to the terms hereof shall be sufficient proof thereof for the purposes of any person dealing with a receiver who is ostensibly exercising powers herein provided for and such dealing shall be deemed, as regards such person, to be valid and effectual.

(j) The rights and powers conferred herein in respect of the receiver are supplemental to and not in substitution of any other rights and powers which the Trustee may have.

8.4 Sales.

8.4.1 Subject to compliance of Section 13.4, the Trustee may enforce the security granted hereunder and the Collateral Security as follows:

(a) Method of Sale - If, upon the happening of an Event of Default, the security hereby constituted shall become enforceable, the Trustee may, either before or after any entry, sell and dispose of the Property including, without limitation, any rents and profits thereof either as a whole or in separate parcels, at public auction or by tender or by private sale at such time or times as the Trustee may determine, and may make such sale either for cash or credit or part cash and part credit, and with or without advertisement, and upon such conditions as to upset and price and with or without a reserve bid as the Trustee may deem proper.

(b) Rescission and Resale - The Trustee may also rescind or vary any contract of sale that may have been entered into and resell with or under any of the powers conferred hereunder and adjourn any such sale from time to time without being answerable for any loss occasioned by such sale or by any postponement thereof.

(c) Deeds - The Trustee may execute and deliver to the purchaser or purchasers of the Property or any part thereof good and sufficient deeds, assurances and conveyances for the same, the Trustee being hereby constituted the irrevocable attorney of the Corporation for the purpose of making such sale and executing such deeds, assurances and conveyances.

(d) Sale, Bars, Claims through Corporation - Any such sale made as aforesaid shall be a perpetual bar both in law and in equity against the Corporation and all other persons claiming the said property or any part thereof, by, from, through or under the Corporation.

(e) Sale Proceeds - In the case of a sale for cash or credit, or part cash and part credit, the Trustee shall be bound to pay to the Corporation only such moneys as have been actually received from purchasers after the satisfaction of all claims of the Trustee including payment of any costs, charges and expenses incurred by the Trustee in the taking, recovering, keeping possession of, and any sale of, the Property.

8.4.2 Prior Encumbrances and Expenses. The Trustee may pay the amount of any encumbrance, lien or charge now or hereafter existing, or to arise or to be claimed upon the Property having priority over this Indenture, including any taxes, utility charges or other rates on the Property,

or any of them, and may pay all costs, charges and expenses and all solicitors' fees as between a solicitor and his client, which may be incurred in taking, recovering and keeping possession of the Property, or in protecting, repairing, restoring or preserving the Property, and generally in any proceedings or steps of any nature whatever properly taken in connection with or to realize this security, or in respect of the collection of any overdue interest, principal, insurance premiums or any other monies whatsoever payable by the Corporation hereunder whether any action or any judicial proceedings to enforce such payments has been taken or not. The amount so paid shall be added to the debt hereby secured and be a charge on the Property and shall bear interest at the rate aforesaid, and shall be payable forthwith by the Corporation to the Trustee. Further, the non-payment of such amount shall be an event of default under this Indenture and shall entitle the Trustee to exercise the remedies hereby given. In the event of the Trustee paying the amount of any such encumbrance, lien or charge, taxes or rates, either out of the monies advanced on the security or otherwise, the Trustee shall be entitled to all the rights, equities and securities of the person or persons, company, corporation, or Government so paid.

8.5 Enforcement by the Trustee

8.5.1 If an Event of Default shall have occurred hereunder or default shall have occurred under the Collateral Security, the Black Fox Charge or the Cash Collateral Trust, if applicable, but subject to Sections 7.4 and 13.4 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders as hereinafter provided:

(a) the Trustee may in its discretion proceed to enforce the rights of the Trustee and of the Debentureholders by any action, suit, remedy or proceeding authorized or permitted by this Indenture or by law or equity; and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders filed in any bankruptcy, insolvency, winding-up or other judicial proceedings relating to the Corporation or AGI;

(b) no such remedy for the enforcement of the rights of the Trustee or the Debentureholders shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination;

(c) all rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto; and

(d) upon receipt of a Debentureholders' Request and upon receiving sufficient funds and being indemnified to its satisfaction as provided in Section 13.4, the Trustee shall exercise or take such one or more of such remedies as the Debentureholders' Request may direct, provided that if any such Debentureholders' Request directs the Trustee to take proceedings out of court the Trustee may in its discretion take judicial proceedings in lieu thereof.

8.6 Debentureholders May Not Sue

8.6.1 No Holder of any Debenture shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized or permitted by this Indenture or the Collateral

Security, the Black Fox Charge or the Cash Collateral Trust, if applicable, or by law or by equity for the purpose of enforcing any rights pursuant to this Indenture unless:

(a) the Debentureholders, by Extraordinary Resolution, shall have made a request to the Trustee to take action hereunder or the Debentureholders' Request referred to in Section 8.5.1(d) shall have been delivered to the Trustee, and the Trustee shall have been offered a reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose;

(b) the Debentureholders or any of them shall have furnished to the Trustee, when requested by the Trustee, sufficient funds and an indemnity in accordance with Section 13.4; and

(c) the Trustee shall have failed to act within a reasonable time thereafter.

8.6.2 In such event but not otherwise any Debentureholder, acting on behalf of himself and all other Debentureholders, shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under Section 8.5, but in no event shall any Debentureholder or combination of Debentureholders have any right to take any other remedy or proceedings out of court; it being understood and intended that no one or more Holders of Debentures shall have any right in any manner whatsoever to enforce any right hereunder or under any Debenture except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders of outstanding Debentures.

8.7 Application of Moneys

Except as otherwise provided herein, any moneys arising from any enforcement hereof, whether by the Trustee or any Holder of a Debenture or from any trustee in bankruptcy or liquidator of the Corporation or AGI, shall be held by the Trustee and applied by it, together with any moneys then or thereafter in the hands of the Trustee available for the purpose, as follows:

(a) first, in payment or reimbursement to the Trustee of the remuneration, expenses, disbursements and advances of the Trustee earned, incurred or made in the administration or execution of the trusts hereunder or otherwise in relation to this Indenture with interest thereon as herein provided;

(b) second, (but subject to Section 6.2.2) in or towards payment of the principal of all of the Debentures then outstanding and thereafter in or towards payment of the accrued and unpaid interest and interest on overdue interest on such debentures and any other amounts which may be due and owing under this Indenture (or if the Debentureholders, by instrument signed by the Holders of more than 66 2/3% of the principal amount of the Debentures then outstanding or by Extraordinary Resolution passed at a meeting of Debentureholders, shall have directed payments with respect to the Debentures to be made in accordance with any other order of priority, or without priority as between principal and interest, then such moneys shall be applied in accordance with such direction); and

(c) third, the surplus (if any) of such moneys shall be paid to the Corporation or as it may direct;

provided, however, that (i) no payments shall be made in respect of the principal or interest on any Debenture held by or for the benefit of the Corporation (other than any Debenture pledged for value and in good faith to a Person other than the Corporation, but only to the extent of such Person's interest therein) except subject to the prior payment in full of the principal of and interest on all Debentures which are not so held; and (ii) if the monies received by the Trustee and the Debentureholders are not sufficient to pay the claims set out in Section 8.7(a) and 8.7(b), the Corporation and AGI will, jointly and severally, pay to the Trustee and Debentureholders the amount of such deficiency.

8.8 Distribution of Moneys

Payments to Holders of Debentures pursuant to Section 8.7(b) shall be made as follows:

(a) at least 21 days' notice of every such payment shall be given in the manner provided in Article 12 specifying the date and time when and the place or places where such payments are to be made and the amount of the payment and the application thereof as between principal and interest;

(b) payment of any Debenture shall be made upon presentation thereof at any one of the places specified in such notice and any such Debenture thereby paid in full shall be surrendered, otherwise a notation of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon receipt by it of such indemnity as it shall consider sufficient;

(c) from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Debenture after giving credit for the amount of the payment specified in such notice unless the Debenture in respect of which such amount is owing is duly presented on or after the date so specified and payment of such amount is not made; and

(d) the Trustee shall not be required to make any partial or interim payment to Debentureholders unless the moneys in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mentioned in Section 8.7(a), exceed 5% of the aggregate principal amount of the outstanding Debentures, but it may retain the moneys so received by it and deal with the same as provided in Section 13.8 until the money or investments representing the same, with the income derived therefrom, together with any other moneys for the time being under its control, shall be sufficient for such purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth.

8.9 Persons Dealing with Trustee

No Person dealing with the Trustee or any of its agents shall be concerned to inquire whether an Event of Default has occurred hereunder or default has occurred under the Collateral Security, or under the Black Fox Charge or the Cash Collateral Trust, if applicable, or whether the powers which the Trustee is purporting to exercise have become exercisable, or whether any moneys remain due under this Indenture or on the Debentures or under the Collateral Security, or to see to the application of any moneys paid to the Trustee; and in the absence of fraud on the part of such Person, such dealing shall be deemed to be within the powers hereby conferred and to be valid and effective accordingly.

8.10 Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustee or the Holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing by law or by statute.

8.11 Judgment Against the Corporation and AGI

The Corporation and AGI covenant and agree with the Trustee that in the case of any judicial or other proceedings to obtain judgment for the principal of or interest on the Debentures, other obligations under this Indenture or under the Collateral Security, or under the Black Fox Charge or the Cash Collateral Trust, if applicable, judgment may be rendered against the Corporation or AGI, as applicable, in favour of the Debentureholders or in favour of the Trustee, as Trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and the interest thereon, obligations under the Indenture and under the Collateral Security.

8.12 No Set-Off, etc.

The principal sum, interest and other amounts hereby secured will be paid and shall be assignable free from any right of set-off or counterclaim or equities between the Corporation and the Trustee or any other person or persons.

8.13 No Merger.

The taking of a judgement or judgements under any of the covenants in this Indenture shall not operate as a merger of the covenant or affect any other right of the Trustee under this Indenture or otherwise.

ARTICLE 9.
SATISFACTION AND DISCHARGE

9.1 Cancellation

All matured Debentures shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. The Trustee shall furnish to the Corporation, if required, a certificate setting out the numbers and denominations of the Debentures cancelled.

9.2 Non-Presentation of Debentures

If the Holder of any Debenture shall fail to present the same for payment on the date on which the principal thereof and/or the interest thereon or represented thereby becomes payable either at maturity or on redemption or otherwise or shall not accept payment on account thereof and give such receipt therefor (if any) as the Trustee may require:

(a) the Corporation shall be entitled to pay to the Trustee and direct it to set aside; or

(b) in respect of moneys in the hands of the Trustee which may or should be applied to the payment of the Debentures, the Corporation shall be entitled to direct the Trustee to set aside; or

(c) if the redemption was pursuant to notice given by the Corporation in accordance with Section 3.3 of all the outstanding Debentures, Corporation shall be entitled to direct the Trustee to set aside;

the principal moneys and/or the interest, as the case may be, in trust to be paid to the Holder of such Debenture upon due presentation and surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal moneys and/or the interest payable on or represented by each Debenture in respect whereof such moneys have been set aside shall be deemed to have been paid and thereafter such Debentures shall not be considered as outstanding hereunder and the Holders thereof shall thereafter have no right in respect thereof except that of receiving payment of the moneys so set aside by the Trustee (without interest thereon) upon due presentation and surrender thereof, subject always to the provisions of Section 9.3.

9.3 Repayment of Unclaimed Moneys

Any moneys set aside under Section 9.2 and not claimed by and paid to Holders of Debentures within six years after the date of such setting aside shall, subject to applicable law, be repaid to the Corporation by the Trustee on demand, and thereupon the Trustee shall be released from all further liability with respect to such moneys and thereafter the Holders of the Debentures in respect of which such moneys were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of such moneys without interest thereon from the Corporation.

9.4 Discharge

Upon proof being given to the reasonable satisfaction of the Trustee that all the Debentures and interest (including interest on amounts in default) thereon have been paid or satisfied or that all the outstanding Debentures having matured or having been duly called for redemption or the Trustee having been given irrevocable instructions by the Corporation to give within 90 days notice pursuant to Section 3.3 of redemption of all the outstanding Debentures, such payment or redemption has been duly provided for by payment to the Trustee or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to this Indenture, the Collateral Security, the Black Fox Charge or the Cash Collateral Trust, if applicable, and all interest thereon and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the request and at the expense of the Corporation and AGI, execute and deliver to the Corporation and AGI such deeds or other instruments as shall be necessary to evidence the satisfaction and discharge of this Indenture, the Collateral Security, the Black Fox Charge and the Cash Collateral Trust, if applicable, and to release the Corporation from its covenants contained herein except those relating to the indemnification of the Trustee.

ARTICLE 10.
SUCCESSOR CORPORATIONS

10.1 Certain Requirements in Respect of Merger, etc.

Neither the Corporation nor AGI shall enter into any transaction, whether by way of amalgamation (except a vertical short-form amalgamation with one or more of its wholly-owned subsidiaries), merger, reconstruction, reorganization, consolidation, transfer, sale, lease or otherwise whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of any such amalgamation, of the continuing corporation resulting therefrom, unless:

(a) such other Person or continuing corporation (the "**Successor Corporation**") shall execute, prior to or contemporaneously with the completion of such transaction, such indenture supplemental hereto and other instruments (if any) as in the opinion of Counsel are necessary or advisable to evidence the assumption by the Successor Corporation of the liability for the due and punctual payment of all the Debentures and the interest thereon and all other moneys payable hereunder and the liability under the Collateral Security and the covenant of such Successor Corporation to pay the same and its agreement to observe and perform all the covenants and obligations of the Corporation under this Indenture, the Black Fox Charge and the Cash Collateral Trust, if applicable, and AGI under the Collateral Security;

(b) such transaction shall to the satisfaction of the Trustee (based upon a Certificate of the Corporation and AGI and an opinion of Counsel) be upon such terms as substantially preserve and do not impair any of the rights or powers of the Trustee or of the Debentureholders hereunder or under the Collateral Security and upon terms as are in no way prejudicial to the interests of the Debentureholders; and

(c) no condition or event shall exist in respect of the Corporation, AGI or the Successor Corporation, either at the time of such transaction or immediately thereafter after giving full effect thereto, which constitutes or would, after the giving of notice or the lapse of time or both, constitute an Event of Default hereunder or default under the Collateral Security or default under the Black Fox Charge and the Cash Collateral Trust, if applicable.

10.2 Vesting of Powers in Successor

Whenever the conditions of Section 10.1 have been duly observed and performed, the Trustee shall execute and deliver the supplemental indenture provided for in Article 14 and thereupon:

(a) the Successor Corporation shall possess and from time to time may exercise each and every right and power of the Corporation under this Indenture in the name of the Corporation or otherwise, and any act or proceeding by any provision of this Indenture required to be done or performed by any Directors or officers of the Corporation and/or AGI may be done and performed with like force and effect by the like directors or officers of such Successor Corporation; and

(b) the Corporation and/or AGI, as applicable, shall be released and discharged from liability under this Indenture and the Trustee may execute any documents which it may be advised are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE 11.
MEETINGS OF DEBENTUREHOLDERS

11.1 Right to Convene Meetings

The Trustee may at any time and from time to time and shall, on receipt of a Written Request of the Corporation, AGI or a Debentureholders' Request and receiving sufficient funds and upon being indemnified to its reasonable satisfaction by the Corporation and AGI or by the Debentureholders signing such Debentureholders' Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. If the Trustee fails within 30

days after receipt of such written request or Debentureholders' Request and such indemnity to give notice convening a meeting, the Corporation, AGI or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in Toronto, Ontario, Canada, or such other place as the Trustee may approve or determine.

11.2 Notice of Meetings

Subject to Section 11.12, not more than 60 and not less than 30 days' notice of any meeting shall be given to the Debentureholders and a copy thereof shall be sent by mail to the Trustee unless the meeting has been called by it and to the Corporation unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at the meeting or any of the provisions of this Article.

11.3 Chairman

An individual, who need not be a Debentureholder, nominated in writing by the Trustee shall be chairman of the meeting and if no individual is so nominated or if the individual so nominated is unable or unwilling to act or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Debentureholders present in person or by proxy shall choose an individual present to be chairman.

11.4 Quorum

At any meeting of the Debentureholders other than a meeting convened for the purpose of considering a resolution proposed to be passed as an Extraordinary Resolution, as to which the provisions of Section 11.12 shall be applicable, a quorum shall consist of Debentureholders present in person or by proxy and representing at least 25% in aggregate principal amount of the outstanding Debentures. If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any such meeting, the meeting, if convened by the Debentureholders or pursuant to a Debentureholder's Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures.

11.5 Power to Adjourn

The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the Holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6 Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

11.7 Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting, when demanded by the chairman or by one or more Debentureholders and/or proxies for Debentureholders holding at least 5% of the principal amount of the Debentures represented thereat, a poll shall be taken in such manner as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll is taken, be decided by the votes of the holders of a majority in principal amount of the Debentures represented at the meeting and voted on the poll.

11.8 Voting

On a show of hands every Person who is present and entitled to vote, whether as a Debentureholder or as proxy, shall have one vote. On a poll each Debentureholder present in person or represented by a duly appointed proxy shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be the Holder. A proxy need not be a Debentureholder. In the case of joint registered Holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them are present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint registered Holders.

11.9 Regulations

11.9.1 The Trustee or the Corporation, with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for:

(a) voting by proxy and the form of the instrument appointing a proxy (which shall be in writing) and the manner in which the same shall be executed and for the production of the authority of any Person signing on behalf of a Debentureholder;

(b) the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Debentureholders convening a particular meeting, as the case may be, may in the notice convening the meeting direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

(c) the deposit of instruments appointing proxies at some approved place or places other than the place at which a particular meeting is to be held and enabling particulars of instruments appointing proxies to be mailed, cabled, telegraphed, telecopied or sent by telex before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

11.9.2 Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the Holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have duly appointed as their proxies.

11.10 Corporation, AGI and Trustee May Be Represented

The Corporation, AGI and the Trustee, by their respective officers and directors, and the legal advisers of the Corporation and the Trustee may attend any meeting of the Debentureholders, but shall have no vote as such.

11.11 Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture or by law but subject to any specific provision of this Indenture to the contrary, a meeting of the Debentureholders shall have the following powers with respect to the decisions to be made pursuant to this Indenture, the Black Fox Charge and the Cash Collateral Trust, if applicable, and the Collateral Security by the Debentureholders, exercisable from time to time by Extraordinary Resolution:

(a) power to approve any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders and/or with the Trustee's approval (not to be unreasonably withheld) the Trustee against the Corporation, AGI or against their respective undertakings, properties and assets or any part thereof, whether such rights arise under this Indenture, the Collateral Security, the Black Fox Charge and the Cash Collateral Trust, if applicable, or the Debentures or otherwise which shall have been agreed to by the Corporation or AGI;

(b) power to approve any scheme for the reconstruction or reorganization of the Corporation and/or AGI, or for the consolidation, amalgamation or merger of the Corporation and/or AGI with any other corporation or for the selling or leasing of the undertaking, property and assets of the Corporation or any part thereof, provided that no such approval shall be necessary in respect of any such transaction if the provisions of Article 10 shall have been complied with;

(c) power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture, the Collateral Security, the Black Fox Charge and the Cash Collateral Trust, if applicable, or the Debentures in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(d) power to waive and direct the Trustee to waive any default or Event of Default hereunder or default under the Collateral Security, the Black Fox Charge and the Cash Collateral Trust, if applicable, and/or cancel any declaration made by the Trustee pursuant to Section 7.3 either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(e) power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal or interest of any Debenture, or for the execution of any trust or power hereunder or under the Collateral Security, the Black Fox Charge and the Cash Collateral Trust, if applicable;

(f) power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same in the manner directed by such Extraordinary Resolution upon payment, if the taking of such action, suit or proceeding shall have been permitted by Section 8.6, of the costs, charges and

expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(g) power to appoint and remove a committee to consult with the Trustee (and to remove any committee so appointed) and to delegate to such committee (subject to such limitations, if any, as may be prescribed in such Extraordinary Resolution) all or any of the powers which the Debentureholders may exercise by Extraordinary Resolution or other resolution under this Section 11.11; the Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee; such committee shall consist of such number of individuals (who need not be Debentureholders) as shall be prescribed in the Extraordinary Resolution appointing it; subject to the Extraordinary Resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by resolution signed in one or more counterparts by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater, all acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders;

(h) power to agree to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation and/or AGI;

(i) power to authorize the distribution in specie of any shares, bonds, debentures or other securities or obligations and/or cash or other consideration received or the use or disposition of the whole or any part of such shares, bonds, debentures or other securities or obligations and/or cash or other consideration in such manner and for such purpose as may be considered advisable and specified in such Extraordinary Resolution;

(j) power to approve the conversion of the Debentures for or the conversion thereof into shares, bonds, debentures or other securities or obligations of the Corporation and/or AGI or of any corporation formed or to be formed;

(k) power to remove the Trustee from office and to appoint a new Trustee or Trustees; and

(l) power to amend, alter or repeal any Extraordinary Resolution previously passed or approved by the Debentureholders or by any committee appointed pursuant to Section 11.11(g).

11.12 Meaning of "Extraordinary Resolution"

11.12.1 The expression "**Extraordinary Resolution**" when used in this Indenture means, subject as hereinafter provided in this Article 11, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders duly convened for such purpose and held in accordance with the provisions of this Article 11 at which the Holders of at least 51% of the principal amount of the Debentures then outstanding are present in person or by proxy and

passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of Debentures represented at the meeting and voted on a poll upon such resolution.

11.12.2 If at any such meeting referred to in Section 11.12.1, the holders of at least 51% of the principal amount of the Debentures then outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by the Debentureholders or pursuant to a Debentureholder's Request, shall be dissolved; but in any other case it shall be adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days' notice shall be given of the time and place of such adjourned meeting in the manner provided in Article 12. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed in accordance with Section 11.12.1 shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of at least 51 % of the principal amount of the Debentures then outstanding are not present in person or by proxy at such adjourned meeting.

11.12.3 Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

11.13 Powers Cumulative

It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Debentureholders to exercise the same or any other such power or powers or combination of powers thereafter from time to time.

11.14 Minutes

Minutes of all resolutions and proceedings at every meeting of Debentureholders shall be made and duly entered in books to be provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed or proceedings had thereat, to have been duly passed and had.

11.15 Signed Instruments

Any action which may be taken and any power which may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the Holders of more than 66 2/3% of the principal amount of the outstanding Debentures by a signed instrument and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed. Notice of any Extraordinary Resolution passed in accordance with this Section 10.15 shall be given by the Trustee to the Holders of Debentures within 30 days of the date on which such Extraordinary Resolution was passed.

11.16 Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 10 at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument signed by Debentureholders in accordance with Section 11.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect to every such resolution, Extraordinary Resolution and instrument.

11.17 Evidence of Rights of Debentureholders

11.17.1 Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Debentureholders in person or by attorney duly appointed in writing. Proof of the execution of any such request, direction, notice, consent or other instrument or of a writing appointing any such attorney shall be sufficient for any purpose of this Indenture if made in the following manner, namely, the fact and date of the execution by any Person of such request, direction, notice, consent or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made, that the Person signing such request, direction, notice, consent or other instrument or writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution or in any other manner which the Trustee may consider adequate.

11.17.2 The Trustee may, nevertheless, in its discretion require further proof in cases where it considers further proof necessary or desirable or may accept such other proof as it shall consider proper.

ARTICLE 12.
NOTICES

12.1 Notice to the Corporation and AGI

Any notice to the Corporation and AGI under the provisions of this Indenture shall be valid and effective if delivered personally or by courier to, or by facsimile transmission, addressed to, the Corporation and AGI at:

(a) in case of the Corporation:

Apollo Gold Corporation
4601 DTC Blvd., Suite 750
Denver, Colorado
80237-2571

Fax: 720-482-0957
Attn: President

(b) in case of AGI:

Apollo Gold, Inc.
4601 DTC Blvd., Suite 750
Denver, Colorado
80237-2571

Fax: 720-482-0957
Attn: President

(c) for notice delivered to either (a) or (b), with a copy contemporaneously hand delivered or by facsimile to:

Fogler, Rubinoff LLP
Royal Trust Tower, Suite 4400
Toronto-Dominion Centre, 77 King Street West
Toronto, Ontario
M5K 1G8

Fax: 416-941-8828
Attn: Michael Hobart

and to

Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, Colorado
80202-1500

Fax: 303-893-7400
Attn: Deborah Friedman

and shall be deemed to have been given on the date of delivery. The Corporation may from time to time notify the Trustee of a change in address which thereafter, until changed by further notice, shall be the address of the Corporation for all purposes of this Indenture.

12.2 Notice to Debentureholders

Except as otherwise expressly provided herein, all notices to be given hereunder with respect to the Debentures shall be valid and effective if such notice is delivered personally or, subject to Section 12.4, sent by first class mail, postage prepaid, addressed to such Holders at their post office addresses appearing in any of the registers hereinbefore mentioned with a hand delivered or facsimile copy delivered contemporaneously to WeirFoulds LLP, Suite 160, 130 King Street West, Toronto, Ontario, M5X 1J5, Attention: David S. Brown. Any notice personally delivered shall be deemed to have been given on the date it is delivered, and any notice sent by mail shall be deemed to be given on the third Business Day following the date it is mailed. Any accidental error, omission or failure in giving or in delivering or mailing any such notice or the non-receipt of any such notice by any Debentureholder or Holders shall not invalidate or otherwise prejudicially affect any action or proceeding founded thereon. or sent by mail.

12.3 Notice to the Trustee

Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if delivered personally to, or by facsimile transmission, or, subject to Section 12.4, if given by registered mail, postage prepaid, addressed to, the Trustee at:

The Canada Trust Company
79 Wellington Street West
8th Floor
TD Waterhouse Tower
Toronto-Dominion Centre
Toronto, Ontario
M5K 1A2

Fax: 416-983-2044
Attn: Vice President Corporate Trust and Registered Plan Trust Services

with a copy contemporaneously hand delivered or by facsimile to:

WeirFoulds LLP
Suite 1600, 130 King Street West
Toronto, Ontario
M5X 1J5

Fax: 416-365-1876
Attn.: David S. Brown

Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day and, if not, the next succeeding Business Day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt unless actually received after 5:00 p.m. at the point of delivery in which case it shall be deemed to have been given and received on the next Business Day. The Trustee may from time to time notify the Corporation of a change in address which thereafter, until changed by further notice, shall be the address of the Trustee for all purposes of this Indenture.

12.4 Mail Service Interruption

12.4.1 If the Trustee determines that mail service is or is threatened to be interrupted at the time when the Trustee is required or elects to give any notice to the Debentureholders hereunder, the Trustee shall, notwithstanding the provisions hereof, give such notice at the Corporation's expense by means of publication nationally in the Globe and Mail newspaper, once in each of two successive weeks, and any notice so published shall be deemed to have been given on the first date on which the publication takes place.

12.4.2 If, by reason of any actual or threatened interruption of mail service due to strike, lockout or otherwise, any notice to be given to the Trustee or to the Corporation would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally in accordance with Sections 12.1 or 12.2, as the case may be.

ARTICLE 13.
CONCERNING THE TRUSTEE

13.1 Trust Indenture Legislation

13.1.1 In this Article 13, the term **"Indenture Legislation"** means the provisions, if any, of the *Business Corporations Act* (Ontario), and any other statute of Canada or a province thereof, and of the regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture or the Corporation.

13.1.2 If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Indenture Legislation, such mandatory requirement shall prevail.

13.1.3 At all times in relation to this Indenture and any action to be taken hereunder, the Corporation and the Trustee each shall observe and comply with Indenture Legislation and the Corporation, the Trustee and each Debentureholder shall be entitled to the benefits of Indenture Legislation.

13.2 No Conflict of Interest

The Trustee represents to the Corporation and AGI that at the date of the execution and delivery of this Indenture the Trustee is not aware of any material conflict of interest in the role of the Trustee as a fiduciary hereunder. If at any time the Trustee becomes aware of a conflict of interest existing in the Trustee's role as a fiduciary hereunder the Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate the same or else resign from the trusts hereunder by giving notice in writing to the Corporation and AGI at least 21 days prior to such resignation and shall thereupon be discharged from all further duties and liabilities hereunder.

13.3 Rights and Duties of Trustee

13.3.1 In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

13.3.2 The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them, for which Debentures the Trustee shall issue receipts.

13.3.3 Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Indenture Legislation, this Section 13.3 and Section 13.4.

13.4 Conditions for Action by Trustee

13.4.1 Not Required to Expend Funds. None of the provisions contained in this Indenture or any supplemental or the Collateral Security shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in performing its duties or in the exercise of any of its rights or powers.

13.4.2 Discretion of Trustee. Notwithstanding anything to the contrary which may be contained herein the Trustee shall have no obligation to exercise any discretion in the performance of its obligations hereunder and under the Collateral Security and shall only be required to act upon the express written instructions of the Corporation or Debentureholders, as the case may be. If any provision of this Indenture imposes any obligation or determination to be taken or make by the Trustee and such provision does not expressly state who shall instruct or advise the Trustee, then such instruction or advice shall be required to be provided to the Trustee by Extraordinary Resolution.

13.4.3 Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or the Collateral Security or otherwise in respect of this Indenture or the Collateral Security.

13.4.4 Without limiting the generality of Sections 13.4.1, 13.4.2 and 13.4.3, the Trustee is not required to take any actions under Section 5.2.5, 6.3 or 6.5 or Article 8, unless all of the following conditions shall have been satisfied:

(a) Any such action by the Trustee shall have been approved by Debentureholders by an Extraordinary Resolution. The Trustee has been furnished with a copy of the Extraordinary Resolution and a written request to act.

(b) Neither the Trustee nor any receiver appointed by the Trustee or by the Debentureholders shall, on behalf of the Trustee for the benefit of the Debentureholders or otherwise, be required to complete any enforcement proceedings with respect to any Real Property, if, as a result of any such action, the Trustee or the Debentureholders could, in the reasonable and good faith judgement of the Debentures or the Trustee, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner", "operator" or "person in charge, management or control" of or otherwise responsible for such Real Property within the meaning of applicable Environmental Law, or any comparable law, unless the Trustee has been satisfied, based on a Phase I Environmental Assessment of such Real Property performed within the preceding twelve (12) months by an independent person who regularly conducts Phase I Environmental Assessments, that:

(i) the Real Property is in compliance with applicable Environmental Law or, if not, that taking such actions as are necessary to bring the Real Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions; and

(ii) there are no circumstances or conditions present at the Real Property relating to the use, management or disposal of Contaminants for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable Environmental Law or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Real Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions;

If any such Phase I Environmental Assessment so warrants, the Trustee shall, at the expense of the Debentureholders, cause to perform such additional environmental

testing as it deems necessary to determine whether the conditions described in 13.4.4(b)(i) and 13.4.4(b)(ii) have been satisfied.

(c) The Debentureholders shall indemnify the Trustee in accordance with Section 13.14.2.

(d) Debentureholders to Provide Funds

(i) The Debentureholders shall be responsible for the costs of any action taken by Trustee that are approved by Debentureholders in an Extraordinary Resolution, including without limitation:

(1) the cost of enforcement against the Pledged Securities under Section 5.2.5;

(2) the payment for rents, taxes, rates, levies and other similar items pursuant to Section 6.3.1(f)

(3) the payment for any insurance premiums and other items pursuant to Section 6.3.1(g);

(4) the payment for any maintenance and repairs and other items pursuant to Section 6.3.1(g)(i);

(5) the payment for any maintenance and repairs and other items pursuant to Section 6.3.1(p);

(6) the cost of Phase I Environmental Assessment and the cost of any remedial, corrective or other further action contemplated by Section 13.4.4(b); and

(7) the cost of commencing, defending or continuing any legal proceeding in connection with this Indenture or the Collateral Security.

(ii) The Debentureholders shall provide funds required under Section 13.4.4(d)(i) to the Trustee in advance to the Trustee taking any action authorized by an Extraordinary Resolution, with such costs to be shared by the Debentureholders on a pro rata basis calculated based on the principal amount of the Debentures held by the Debentureholders outstanding as at the date of the Debentureholders' Extraordinary Resolution approving such action. All funds paid by each Debentureholder to the Trustee under this Section 13.4.4(d) shall be added to the principal amount of the Debenture held by such Debentureholder and shall be secured hereby together with interest thereon calculated at the rate and at the times and in the manner provided for herein for interest arrears on the principal sum of the Debenture, and in default the Trustee may exercise any and all of its remedies hereunder.

13.4.5 Trustee Obligated to Act. Notwithstanding anything else in this Indenture, the Trustee shall be obligated to act as directed by a written direction of the Debentureholders if all conditions set out in Section 13.4 have been satisfied, provided that if the Trustee is unwilling or unable to take such action, the Trustee may resign in accordance with Section 13.9 or upon such

shorter notice if a replacement trustee willing to act as trustee under this Indenture is appointed. If no replacement trustee can be appointed within 60 days from the Trustee's notice of resignation, the Trustee or the Debentureholders may make application to the Ontario Superior Court of Justice to appoint a replacement trustee.

13.5 Evidence, Experts and Advisers

13.5.1 In addition to the reports, certificates, opinions, statutory declarations and other evidence required by this Indenture, the Collateral Security, the Black Fox Charge or the Cash Collateral Trust, if applicable, the Corporation and AGI shall furnish to the Trustee such additional evidence of compliance with any provisions hereof, and in such form, as may be prescribed by Indenture Legislation or as the Trustee may reasonably require by written notice to the Corporation and AGI, as applicable.

13.5.2 Retain Experts. The Trustee may appoint such agents and employ or retain such Counsel, accountants, engineers, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and shall not be responsible for any misconduct on the part of any of them. The Trustee may pay remuneration for all services performed for it in the discharge of the trusts hereof without taxation for costs or fees of any Counsel, solicitor or attorney.

13.5.3 Reliance on Experts. The Trustee may act and rely and shall be protected in acting and relying on in good faith on the opinion or advice of or information obtained from any agent, Counsel, accountant, engineer, appraiser or other expert or adviser, whether retained or employed by the Corporation, Debentureholders or the Trustee, in relation to any matter arising in the performance of its duties under the Trust Indenture.

13.6 Trustee May Deal in Debentures

The Trustee and its affiliates may buy, sell, lend upon and deal in the Debentures or other securities of the Corporation or AGI, either with the Corporation, AGI, the Debentureholders or otherwise, and generally contract and enter into financial transactions with the Corporation, AGI or otherwise, without being liable to account for any profits made thereby.

13.7 Protection of Trustee

By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

(a) the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Debentures (except the representation contained in Section 13.2 and in the certificate of the Trustee on the Debentures) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation and AGI, respectively;

(b) nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c) the Trustee shall not be bound to give notice to any Person of the execution hereof;

(d) the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of AGI contained in the Collateral Security or of any acts of the agents of the Corporation and/or AGI;

(e) the Trustee shall have no obligation to ensure compliance with any laws applicable to the issue, transfer or conversion of any Debentures. The Holder is solely responsible for ensuring compliance with all securities laws applicable to the transfer or conversion of Debentures. Notwithstanding the foregoing, the Trustee shall have no obligation to transfer any Debentures unless provided with such documents as it deems satisfactory, acting reasonably;

(f) the Trustee shall incur no liability with regard to the delivery or non-delivery of any certificate, whether delivered by hand, mail or other means, provided that, where required under this Indenture, the Trustee has forwarded such certificate in accordance with the terms of this Indenture; and

(g) the Trustee shall disburse moneys according to this Indenture only to the extent that moneys have been deposited with it. The Trustee shall incur no liability for moneys deposited otherwise than with the Trustee.

13.8 Investment of Trust Moneys

13.8.1 Unless otherwise provided in this Indenture or the Collateral Security, any moneys held by the Trustee, which under the trusts of this Indenture may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, shall be invested and reinvested in the name or under the control of the Trustee as directed in writing by the Corporation in any of the debt securities in which trustees are by the laws of the Province of Ontario authorized to invest at the time of investment maturing not later than one year from such time. Pending such investment such moneys shall be placed by the Trustee on deposit in a chartered bank in Canada including an affiliate of the Trustee or with its own deposit department. The Trustee shall allow interest at the current rate for similar deposits on moneys remaining on deposit with it and shall credit the Corporation with interest received on moneys deposited with other depositaries and on all moneys invested as provided in this Section 13.8.

13.8.2 The Trustee shall not be liable for any loss or losses realized on any investments made pursuant to this Section 13.8 except to the extent of its own gross negligence and wilful misconduct.

13.9 Action by Trustee to Protect Interests

The Trustee shall have the power to institute and maintain all and any such actions, suits or proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the holders of the Debentures, subject to Section 13.4, whether pursuant to this Indenture, the Collateral Security or otherwise.

13.10 Replacement of Trustee

13.10.1 The Trustee may resign from the trusts hereunder and thereupon be discharged from all duties and liabilities arising after the effective date of such resignation hereunder by giving to the

Corporation and AGI 60 days' notice in writing or such shorter notice as the Corporation and AGI may accept as sufficient.

13.10.2 The Debentureholders by Extraordinary Resolution shall have power at any time to remove the Trustee and to appoint a new trustee hereunder.

13.10.3 In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation and AGI shall forthwith appoint a new trustee hereunder unless a new trustee has already been appointed by the Debentureholders; failing such appointment by the Corporation and AGI, the retiring trustee hereunder (at the expense of the Corporation and/or AGI) or any Debentureholder may apply to a Judge of the Ontario Superior Court of Justice, on such notice as such Judge may direct, for the appointment of a new trustee hereunder, but any trustee so appointed by the Corporation and AGI or by the Court shall be subject to removal as aforesaid by the Debentureholders.

13.10.4 Any new trustee hereunder appointed under any provision of this Section 13.10 shall be a corporation authorized and qualified to carry on the business of a trust company in the Province of Ontario and every other jurisdiction where such authorization or qualification is necessary to enable it to act as a trustee hereunder, shall certify that it will not have any material conflict of interest upon becoming trustee hereunder, and shall accept the trust herein declared and provided for. On any new appointment the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

13.11 Merger, Consolidation, Amalgamation

Any company with which the Trustee may be merged, consolidated or amalgamated will become the successor trustee hereunder without any further action on the part of the trustee.

13.12 Right to Disclose

The Trustee shall have the right to disclose any information disclosed or released to it if in the opinion of the Trustee, or its legal Counsel, it is required to disclose under any applicable laws, court order or administrative directions. The Trustee shall not be responsible or liable to any party for any loss or damage arising out of or in any way sustained or incurred or in any way relating to such disclosure.

13.13 Validity of Certificates etc.

If at any time in the performance of its duties under this Indenture, it shall be necessary for the trustee to receive, accept, act or rely upon any certificate, notice, request, waiver, consent, receipt, direction, affidavit or other paper, writing or document furnished to it and purporting to have been executed or issued by the Corporation or their authorized officers or attorneys, the Trustee shall be entitled to rely and act upon the genuineness and authenticity of any such writing submitted to it. It shall not be necessary for the Trustee to ascertain whether or not the persons who have executed, signed or otherwise issued, authenticated or receipted such papers, writings or documents have authority to do so or that they are the same persons named therein or otherwise to pass upon any requirement of such papers, writing or documents that may be essential for the validity or effectiveness or upon the trust and acceptability of any information contained therein which the Trustee in good faith believes to be genuine.

13.14 Indemnity

13.14.1 Indemnity by Corporation and AGI. In addition to and without limiting any other protection of the Trustee hereunder or otherwise by law, the Corporation and AGI shall jointly and severally indemnify and hold the Trustee, its officers, directors, employees, representatives and agents harmless from and against any and all liabilities, losses, claims, damages, penalties, actions, suits, demands, levies, costs, expenses and disbursements including any and all reasonable legal and adviser fees and disbursements of whatever kind or nature which may at any time be suffered by, imposed on, incurred by or asserted against the Trustee, whether groundless or otherwise, howsoever arising from or out of any act , omission or error of the Trustee in connection with its acting as Trustee hereunder unless arising from the gross negligence or willful misconduct on the part of the Trustee. Notwithstanding any other provision hereof, this indemnity shall survive the removal, or resignation of the Trustee, discharge of this Indenture and termination of any trust created hereby.

13.14.2 Indemnity by Debentureholders

(a) General Indemnity. In addition to and without limiting any other protection of the Trustee hereunder or otherwise by law, the Debentureholders shall indemnify and hold the Trustee, its officers, directors, employees, representatives and agents harmless from and against any and all liabilities, losses, claims, damages, penalties, actions, suits, demands, levies, costs, expenses and disbursements including any and all reasonable legal and adviser fees and disbursements of whatever kind or nature which may at any time be suffered by, imposed on, incurred by or asserted against the Trustee, whether groundless or otherwise, howsoever arising from or out of any act , omission or error of the Trustee in connection with any action taken by Trustee that is approved by Debentureholders in an Extraordinary Resolution, unless arising from the gross negligence or wilful misconduct on the part of the Trustee. Notwithstanding any other provision hereof, this indemnity shall survive the removal, or resignation of the Trustee, discharge of this Indenture and termination of any trust created hereby.

(b) Specific Indemnity. In addition to and without limiting any other protection of the Trustee hereunder provided under Section 13.14.2(a) or otherwise by law, if the Debentureholders request the Trustee to take any specific action to enforce the security created under this Indenture, the Collateral Security, the Black Fox Charge or the Cash Collateral Trust, if applicable, or to perform any of the covenants of the Corporation and AGI hereunder or under the Collateral Security, the Debentureholders shall provide any additional indemnity in such form and amount satisfactory to the Trustee.

13.15 No Liability

The Trustee shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted excepting only its own gross negligence or willful misconduct.

13.16 Acceptance of Trusts

The Trustee accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and in trust for the various Persons who shall from time to time be Debentureholders, subject to the terms and conditions herein set forth.

ARTICLE 14.
SUPPLEMENTAL INDENTURES

14.1 Supplemental Indentures

From time to time the Trustee and, when authorized by a resolution of its respective directors, the Corporation and AGI may and they shall, when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a) adding to the provisions hereof such additional covenants of the Corporation and/or AGI, enforcement provisions and other provisions for the protection of the Holders of the Debentures and/or providing for events of default in addition to those specified in this Indenture, the Collateral Security, the Black Fox Charge or the Cash Collateral Trust, if applicable;

(b) making such provisions not inconsistent with this Indenture and/or in the Collateral Security as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which, in the opinion of the Trustee, based on the opinion of Counsel, it may be expedient to make, provided that the Trustee shall be of the opinion, based on the opinion of Counsel, that such provisions and modifications will not be prejudicial to the interests of the Debentureholders;

(c) evidencing the succession, or successive successions, of other corporations to the Corporation and/or AGI and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(d) giving effect to any Extraordinary Resolution passed as provided in Article 11;

(e) making any additions to, deletions from or alterations of the provisions of this Indenture (including any of the terms and conditions of the Debentures) and/or the Collateral Security which, in the opinion of the Trustee, based on the opinion of Counsel, are not materially prejudicial to the interests of the Debentureholders and which are necessary or advisable in order to incorporate, reflect or comply with Indenture Legislation;

(f) adding to or altering the provisions hereof in respect of the transfer of Debentures, including provision for the conversion of Debentures of different denominations, and making any modification in the form of the Debentures which does not affect the substance thereof and which, in the opinion of the Trustee, based on the opinion of Counsel, is not materially prejudicial to the interests of the Debentureholders;

(g) correcting or rectifying any ambiguities, defective provisions, errors or omissions in +this Indenture, the Collateral Security, the Black Fox Charge or the Cash Collateral Trust, if applicable, provided that, in the opinion of the Trustee, based on the opinion of Counsel, the rights of the Trustee and the Debentureholders are in no way prejudiced thereby; and

(h) any other purpose not inconsistent with the terms of this Indenture provided that, in the opinion of the Trustee, based on the opinion of Counsel, the rights of the Trustee and of the Debentureholders are in no way prejudiced thereby.

Prior to the Issue Date, no indenture or instrument supplemental to this Indenture shall be effective without the written consent of the Agent.

ARTICLE 15.
EXECUTION

15.1 Counterparts and Formal Date

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of November 4, 2004.

15.2 Facsimile or Electronic Execution

This Indenture and the certificates evidencing the Debentures may be executed by facsimile or electronic copy, each copy when so executed being deemed to be an original, provided that in the case of certificates evidencing Debentures, such certificates must be originally signed by the Trustee.

15.3 Language of Indenture

The parties confirm that it is their wish that this Indenture as well as all other documents relating to this Indenture, including notices, be drawn up in English only. Les parties aux présentes confirment que c'est leur volonté que la présente convention de même que tous les documents, y compris les avis, s'y rattachant, soient redigés en anglais seulement.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF the parties hereto have executed this Indenture as a deed under the hands of their proper officers duly authorized in that behalf.

APOLLO GOLD CORPORATION

by: R. D. Russell
Authorized Signing Officer

I have the authority to bind the corporation.

APOLLO GOLD, INC.

by: R. D. Russell
Authorized Signing Officer

I have the authority to bind the corporation.

THE CANADA TRUST COMPANY

by: ______________________

by: ______________________

We have the authority to bind the corporation.

IN WITNESS WHEREOF the parties hereto have executed this Indenture as a deed under the hands of their proper officers duly authorized in that behalf.

APOLLO GOLD CORPORATION

by: ______________________________
Authorized Signing Officer

I have the authority to bind the corporation.

APOLLO GOLD, INC.

by: ______________________________
Authorized Signing Officer

I have the authority to bind the corporation.

THE CANADA TRUST COMPANY

by: ______________________________
MARY ALLAN
AUTHORIZED SIGNATORY

by: ______________________________
KATHRYN T. THORPE
AUTHORIZED SIGNATORY

We have the authority to bind the corporation.

SCHEDULE "A"
CORE BLACK FOX LANDS

PIN 65380-0556(LT)

Parcel 23876 SEC (Mining Rights Only), The Mines, Minerals and Mining Rights of the North half of Lot 6, Concession 6, Township of Hislop and Part of the North Part of Broken Lot 7, Concession 6, Township of Hislop, lying East of the Lake and Creek and North of a line drawn East ast'y across said lot from a point in the West boundary thereof distant 41 chains, 64 links North from the South West angle of the lot, containing by admeasurement 100.5 Acres more or less, excepting that part described as follows: starting at the NE angle of the above Lot thence Wly along the N boundary of said Lot 891 Ft; thence S Ast'y 33 Ft to the POC; thence S Ast'y 330 Ft; thence W Ast'y 264 Ft; thence N Ast'y 330 Ft; thence E Ast'y 264 Ft to the POC; containing by admeasurement 2 acres, more or less, Black River-Matheson, District of Cochrane.

PIN 65366-0129(LT)

Parcel 23874 SEC (Mining Rights Only), The Mines, Minerals and Mining Rights of Part of Lot 7, Concession 1, Beatty except Part 1 on Plan 6R-3881, C98447 and C98448, Black River – Matheson, District of Cochrane.

PIN 65380-0555(LT)

Parcel 15466 SEC, Part of the north part of Broken Lot 7, Concession 6, Township of Hislop, lying East of the Lake and Creek and North of a line drawn East ast'y across said lot from a point in the west boundary thereof distant 41 chains, 64 links North from Southwest angle of the lot, containing an admeasurement 100 ½ Acres, more or less, excepting that part described as follows: starting at the NE angle of the above Lot; thence Wly along the N boundary of said Lt 891 Ft; thence S Ast'y 33 Ft to the POC; thence S Ast-y 330 Ft; thence W Ast'y 264 Ft; thence N Ast'y 330 Ft; thence E Ast'y 264 Ft to the POC; containing by admeasurement two (2) acres, more or less, except C69085 & C506571 and MRO as in C436459; Black River-Matheson, District of Cochrane.

PIN 65380-0557(LT)

Parcel 2582 SEC, The North half of Lot 6, Concession 6, Hislop, except C679085, C506571 and MRO as in C436459, Black River-Matheson, District of Cochrane.

PIN 65366-0127(LT)

Parcel 14572 SEC, Part of Lot 6, Concession 1, Township of Beatty, as in Instrument No. C130522, except Expropriation C69085, subject to C341846, Black River-Matheson, District of Cochrane.

UNPATENTED MINING CLAIMS

L1048333 Hislop Township
L1048334 Hislop Township
L1048335 Hislop Township
L1113087 Hislop Township
L1115059 Beatty Township

SCHEDULE "B"
APOLLO PLEDGED SHARES

Corporation	Type of Pledged Equity Securities	Number of Pledged Equity Securities	Percentage of Total Outstanding	Certificate No(s).
Apollo Gold, Inc.	Common	100	100%	No. 65

SCHEDULE "C"
BLACK FOX PROPERTY

OWNED REAL PROPERTY

PIN 65366-0129(LT)

Parcel 23874 SEC (Mining Rights Only), The Mines, Minerals and Mining Rights of Part of Lot 7, Concession 1, Beatty except Part 1 on Plan 6R-3881, C98447 and C98448, Black River – Matheson, District of Cochrane.

PIN 65380-0556(LT)

Parcel 23876 SEC (Mining Rights Only), The Mines, Minerals and Mining Rights of the North half of Lot 6, Concession 6, Township of Hislop and Part of the North Part of Broken Lot 7, Concession 6, Township of Hislop, lying East of the Lake and Creek and North of a line drawn East ast'y across said lot from a point in the West boundary thereof distant 41 chains, 64 links North from the South West angle of the lot, containing by admeasurement 100.5 Acres more or less, excepting that part described as follows: starting at the NE angle of the above Lot thence Wly along the N boundary of said Lot 891 Ft; thence S Ast'y 33 Ft to the POC; thence S Ast'y 330 Ft; thence W Ast'y 264 Ft; thence N Ast'y 330 Ft; thence E Ast'y 264 Ft to the POC; containing by admeasurement 2 acres, more or less, Black River-Matheson, District of Cochrane.

PIN 65380-0557(LT)

Parcel 2582 SEC, The North half of Lot 6, Concession 6, Hislop, except C679085, C506571 and MRO as in C436459, Black River-Matheson, District of Cochrane.

PIN 65380-0555(LT)

Parcel 15466 SEC, Part of the north part of Broken Lot 7, Concession 6, Township of Hislop, lying East of the Lake and Creek and North of a line drawn East ast'y across said lot from a point in the west boundary thereof distant 41 chains, 64 links North from Southwest angle of the lot, containing an admeasurement 100 ½ Acres, more or less, excepting that part described as follows: starting at the NE angle of the above Lot; thence Wly along the N boundary of said Lt 891 Ft; thence S Ast'y 33 Ft to the POC; thence S Ast-y 330 Ft; thence W Ast'y 264 Ft; thence N Ast'y 330 Ft; thence E Ast'y 264 Ft to the POC; containing by admeasurement two (2) acres, more or less, except C69085 & C506571 and MRO as in C436459; Black River-Matheson, District of Cochrane.

PIN 65366-0127(LT)

Parcel 14572 SEC, Part of Lot 6, Concession 1, Township of Beatty, as in Instrument No. C130522, except Expropriation C69085, subject to C341846, Black River-Matheson, District of Cochrane.

PIN 65380-0552(LT)

Parcel 7745 SEC, The North Half of Lot 8, Concession 6, Township of Hislop, except surface rights C69085, Black River-Matheson, District of Cochrane.

PIN 65380-0534(LT)

Parcel 388 SEC, Part of broken Lot 7, Concession 6, Township of Hislop, as in Instrument No. TP6616, except Part 1, Plan 6R3065, Black River-Matheson, District of Cochrane.

PIN 65380-0532

Parcel 6413 SEC, The South West Quarter of Lot 6, Concession 6, Township of Hislop, Black River-Matheson, District of Cochrane.

PIN 65380-0553(LT)

Parcel 4707 SEC, Part of the North part of Lot 7, Concession 6, Township of Hislop, lying west of a lake and creek on said lot, and lying north of line drawn east astronomically across said lot from a point in the west limit thereof distant 41 chains 64 links north from the south west angle of the lot, containing 46 acres more or less, Black River-Matheson, District of Cochrane.

PIN 65380-0559 (LT)

Parcel 3393 SEC, Part of the North half of Lot 4 Concession 6, Hislop, except Part 1, plan 6R7375 & SRO C69085, Black River- Matheson, District of Cochrane.

PIN 65380-0558 (LT)

Parcel 11511 SEC, Part of the Northeast ¼ of Lot 5, Concession 6, Hislop as in Instrument No. CP5862, Black River- Matheson, District of Cochrane.

OTHER INTERESTS CHARGED

PIN 65366-0143(LT)

Parcel 4150 SEC, South ½ of Lot 8, Concession 1, Beatty, except C506564, C69085, C511438, Black River-Matheson, District of Cochrane.

PIN 65366-0126(LT)

Parcel 24577 SEC, South ½ of Lot 5, Concession 1, Beatty, excepting therefrom the lands required for highway purposes described as follows; premising that the bearings hereinafter mentioned are astronomical and are referred to the meridian through the centre of the Township of Carr in longitude 80 degrees 28 minutes west, commencing at the SE angle of said Lt; Thence N 00 degrees 07 minutes 30 seconds west along the E boundary of said Lot 33 Ft, thence S 89 degrees 49 minutes 30 seconds west 2656.49 Ft to a point in the W boundary of said Lt,; thence S 00 degrees 07 minutes E along the said W boundary 33 Ft to the SW angle of said Lt; thence N 89 degrees 49 minutes 30 seconds E along the S boundary of said Lt 2656.49 Ft to the POC, containing 2.012 acres, more or less; SRO N ½ of Lt 5 Con 1 being; Mining Claim L13391 Beatty; Mining Claim L15799 Beatty; Mining Claim L22257 Beatty; Mining Claim L22258 Beatty; SRO W1/2 Lt 4 Con 1 Beatty being; Mining Claim L11397 Beatty; Mining Claim L16477 Beatty, Mining Claim L22527 Beatty; Mining Claim L22915 Beatty SRO; Pt Lt 4 Con 2 Beatty being the SW1/4 of S1/2; Mining Claim L13510 Beatty SRO; Pt Lt 5 Con 2 Beatty being the S1/2 of S1/2; Mining Claim L13508 Beatty, Mining Claim L13509 Beatty; Black River-Matheson, District of Cochrane.

<u>UNPATENTED MINING CLAIMS</u>

L1048333 Hislop Township

L1048334 Hislop Township

L1048335 Hislop Township

L1113087 Hislop Township

L1115059 Beatty Township

SCHEDULE "D"
PERMITTED ENCUMBRANCES

"Permitted Encumbrances" means the following Encumbrances, and in the case of paragraphs (1) to (17) inclusive below, provided that they have been complied with and otherwise in good standing and in the case of paragraphs (1) to (8) inclusive and (17) below do not either individually or in the aggregate affect in any material respect the Corporation's good and marketable title to the Property or the use of the Property or any portion thereof for the purpose for which it is currently used or intended to be used in the future by the Corporation, including mineral exploration and development and mining:

(1) liens for taxes, rates, assessments or other charges of Governmental Authorities, or levies not yet due, or for which instalments have been paid based on reasonable estimates pending final assessments, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by the Corporation and in respect of which the Corporation has set aside on its books reserves which, in accordance with GAAP, are adequate therefor;

(2) liens for any judgment rendered or claim filed against the Corporation which the Corporation is contesting in good faith and in respect of which the Corporation has set aside on its books reserves which, in accordance with GAAP, are adequate therefor and to the extent only that any such judgment does not constitute an event of default hereunder;

(3) reservations, limitations, provisos and conditions expressed in any original grants from the Crown of real or immovable property, or interests therein, which do not materially impair the use of the affected land for the purpose for which it is used by the Corporation;

(4) licenses, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) which will not materially impair the use of the affected land for the purpose for which it is used by the Corporation;

(5) title defects or irregularities which are, in the opinion of Counsel to the Trustee acting reasonably, of a minor nature and which in the aggregate will not materially impair the use of the affected property for the purpose for which it is used by the Corporation, or affect its disposal by the Trustee or any Holder, trustee, or receiver, appointed by the Holder, or otherwise;

(6) the right reserved to or vested in any Governmental Authority by the terms of any lease, licence, franchise, grant or permit acquired by the Corporation from said Governmental Authority or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(7) an Encumbrance resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure worker's compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by law, liens and claims incidental to current construction, mechanics', warehousemen's, carriers' and other similar liens, and public and statutory obligations;

(8) security given to a public utility or any municipality or Governmental Authority when required by such utility or authority in connection with the operations of the Corporation in the ordinary course of its business;

(9) Encumbrances upon property subsequently acquired by the Corporation, or subsequently assumed by the Corporation in connection with property subsequently acquired by the Corporation, provided that (i) any such Encumbrance extends to or covers only the property so acquired, (ii) any such Encumbrance is created or assumed contemporaneously with such acquisition to secure or provide for the payment of all or part of the cost thereof or in connection with the refinancing of an existing Purchase Money Arrangement, and (iii) such Encumbrance does not, at the time of creation or assumption thereof, secure indebtedness in an amount in excess of the fair market value of the property so acquired (the arrangements described above being referred to herein as "Purchase Money Arrangements"), and in connection with Capital Leases;

(10) charge/mortgage of land in favour of Exall Resources Limited, as to an undivided 11.1% interest, Newmont Canada Limited, as to an undivided 50% interest, and Glimmer Resources Inc., as to an undivided 38.9% interest in the amount of $3,000,000.00;

(11) In respect of Parcel 14572 only, Instrument No. 341846 being an easement granted to Her Majesty the Queen in right of the Province of Ontario as represented by the Minister of Transportation and Communication in the Province of Ontario over Part 1, Plan 6R-4725 registered April 14, 1986 for purposes of constructing, maintaining, using and keeping clear of obstruction an off-take ditch for proper drainage of the King's highway;

(12) In respect of Parcel 14572 only, Instrument No. 485344 being a Notice of Agreement registered August 21, 1998 being an agreement between Glimmer Resources Incorporated and Joachim Joseph DeCarlo dated August, 1998 granting Joachim DeCarlo a 10% Net Profits Royalty;

(13) In respect of Parcel 338 and Parcel 6413 only, Instrument No. 488166 being a Notice of Agreement registered November 25, 1998 being an acknowledgement of an agreement between Raphael and Shirley Alyman and Exall Resources Limited effective September 14, 1998, as assigned by Instrument No. C523969

(14) In respect of Parcel 338 and Parcel 6413 only, Instrument No. C524197 being a Notice of Agreement registered September 13, 2002 being an agreement between Raphael and Shirley Alyman and the Corporation granting the Alyman's a Profit Royalty;

(15) In respect of Parcel 7745 only, Instrument No.523970, registered September 6, 2002 being a Notice of Agreement between Exall Resources Limited and Donald Plouffe with an option to purchase as assigned by Instrument No. 523971 to the Corporation;

(16) Encumbrances as evidenced in the PPSA registrations and UCC registrations as listed below;

a) Personal Property Security Act (the "PPSA") registration number 20030226 1444 1530 3556 (file number 891969957) in favour of Nexcap Finance Corporation as limited by an acknowledgement in favour of the Trustee dated on or about the date hereof;

b) PPSA registration number 20030516 1607 1730 8322 renewed by 20040513 1520 1730 9227 (file number 894449385) in favour of Toromont, a Division of Toromont Industries Ltd., as limited by an acknowledgement in favour of the Trustee dated on or about the date hereof;

c) PPSA registration number 20030107 1625 1648 2435 and 20030318 1442 1648 2487 (file numbers 890639352 and 892529019) in favour of Stewart Vehicle Leasing Ltd., as limited by an acknowledgement in favour of the Trustee dated on or about the date hereof;

d) PPSA registration number 20020829 1047 1529 0055 (file number 886796415) in favour of The Toronto-Dominion Bank in respect of the pledge of a term deposit;

e) PPSA registration number 20041013 1418 1590 8535 (file number 609754113) in favour of Regent Securities Capital Corporation;

f) PPSA registration number 20041102083210171758 (file number 610260111) in favour of The Canada Trust Company;

g) UCC registration number 20042112948 CO SOS 10-14-04 in favour of Regent Securities Capital Corporation; and

h) UCC registration amending collateral description in UCC registration 20042112948 CO SOS 10-14-04 in favour of Regent Securities Capital Corporation filed with the Secretary of the State of Colorado on October 18, 2004; and

i) UCC registration in favour of The Canada Trust Company filed with the Secretary of the State of Colorado on November 2, 2004;

(17) Encumbrances proposed to be granted by the Corporation to the lenders of the Series 2004-C secured convertible debenture in the principal amount of up to US$1,000,000, provided that such Encumbrances shall rank junior to the security created hereunder if any amount remains outstanding hereunder; and

(18) other Encumbrances consented to in writing by the Debentureholders by Extraordinary Resolution.

SCHEDULE "E"
OUTSTANDING NOTICES OF PROCEEDINGS

All matters discussed in the report entitled "Board Information Report" dated October 6, 2004, as updated by the report dated October 29, 2004, previously circulated to the Agents.

SCHEDULE "F"
ENVIRONMENTAL MATTERS

All matters discussed in the report entitled "Board Information Report" dated October 6, 2004, as updated by the report dated October 29, 2004, previously circulated to the Agents.

EXHIBIT "1"

The following is the form of fully registered 12% Series 2004-B Convertible Secured Debenture.

No. ________________ Principal Amount US$ ____

[For Special Notes exercised before the Canadian Clearance Date only, the Debentures issued upon the exercise thereof will bear the applicable Canadian legends, as required by Section 2.5.1. For Special Notes exercised before the U.S. Clearance Date, the Debentures issued upon the exercise thereof will bear applicable United States legends, as required by Section 2.5.2.]

APOLLO GOLD CORPORATION

12% SERIES 2004-B CONVERTIBLE SECURED DEBENTURE DUE
[insert Maturity Date]

Apollo Gold Corporation (the "**Corporation**") for value received hereby acknowledges itself indebted and, subject to the provisions of the Indenture hereinafter mentioned, promises to pay to the registered holder hereof on **[insert Maturity Date]** or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture the principal sum of ______________ ____________________________ United States Dollars on presentation and surrender of this Debenture (either in person, by mail (postage prepaid) or other means of delivery) at the corporate trust services offices of The Canada Trust Company (the "**Trustee**") in Toronto, Ontario and to pay interest on the principal amount hereof accruing from **[insert Closing Date]**, or from the last interest payment date to which interest shall have been paid or made available for payment on the outstanding Debentures, whichever is later, at the rate of 12% per annum, in like money at the said place, calculated and compounded monthly in arrears and payable quarterly in arrears (less any tax required by law to be deducted) with the first payment due on **[insert last Business Day of calendar quarter in which the Issue Date occurred]**, and should the Corporation at any time make default in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money, at the said place, as selected by the holder, and quarterly on the same date or such earlier date determined by the Corporation. As interest on this Debenture becomes due, the Corporation (except in the case of payment at maturity or on redemption, at which time payment of interest may be made upon surrender of this Debenture) shall, at least three days prior to each date on which interest becomes due, forward or cause to be forwarded by first class mail, postage prepaid, to the registered holder hereof, subject to the provisions of the Indenture and in the manner provided therein, a cheque for such interest, (less any tax required by law to be deducted). Subject to the provisions of the Indenture, the mailing of such cheque shall satisfy and discharge all liability for interest on this Debenture to the extent of the sum represented by such cheque (plus the amount of any tax withheld).

This Debenture is one of the 12% Series 2004-B Convertible Secured Debentures due **[insert Maturity Date]** (the "**Debentures**") of the Corporation issued or issuable under the provisions of a trust indenture (which trust indenture is herein referred to as the "**Indenture**") made as of the 4th day of November, 2004 between the Corporation and the Trustee. These Debentures will be issued pursuant to the exercise of the special notes contemplated in the Indenture (the "**Special Notes**"). The Debentures are limited to an aggregate principal amount of U.S.$12,500,000. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Debentures are or are to be issued and held and the rights and remedies of the holders of the Debentures and of the Corporation and of the

Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Debenture by acceptance hereof assents.

The Debentures are initially issuable only as *fully* registered Debentures in the denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations.

This Debenture is convertible, at the option of the holder hereof, upon surrender (either in person, by mail (postage prepaid) or other means of delivery) of this Debenture along with a completed conversion form substantially in the form included with its certificate at the corporate trust services offices of the Trustee in the city of Toronto at any time prior to the close of business on **[insert Maturity Date]**, or if this Debenture is called for redemption on or prior to such date, then up to but not after the close of business on the fifth (5th) Business Day immediately preceding the date fixed for redemption of this Debenture, into *fully* paid and non-assessable common shares ("Common Shares") in the capital of the Corporation, as presently constituted (without adjustment for interest accrued hereon or for dividends on Common Shares issuable upon conversion). Debentures may be converted on or prior to the Maturity Date at a conversion price of U.S.$0.75 per Common Share, being a rate of 1,333 Common Shares per $1,000 principal amount of Debentures, all subject to the terms and conditions and in the manner set forth in the Indenture. The Indenture makes provision for the adjustment of the conversion price in the events therein specified.

This Debenture may be redeemed at the option of the Corporation provided the Corporation and all of its subsidiaries have adequate funds to pay its secured creditors and trade creditors and otherwise on the terms and conditions set out in the Indenture at the redemption price therein set out. This Debenture may not be redeemed at the option of the holder thereof.

The indebtedness evidenced by this Debenture and by all other Debentures now or hereafter certified and delivered under the Indenture is a direct secured obligation of the Corporation granted in favour of the Trustee for the benefit of the Debentureholders over certain assets of the Corporation, and is secured by a collateral security provided by Apollo Gold, Inc., a wholly owned subsidiary of the Corporation.

The right is reserved to the Corporation to purchase Debentures for cancellation in accordance with the provisions of the Indenture.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding, which resolutions or instruments may have the effect of amending the terms of this Debenture or the Indenture.

This Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture and with resale restrictions imposed under applicable securities laws and stock exchange rules and policies, in one of the registers to be kept at the corporate trust services office of the Trustee in the City of Toronto and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Trustee may designate by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with

such reasonable requirements as the Trustee and/or other registrar may prescribe and completion of a transfer from substantially in the form of the enclosed form.

The Indenture is and this Debenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

The parties hereto confirm their express wish that this certificate and all documents and agreements directly or indirectly relating thereto be drawn up in the English language. Notwithstanding such express wish, the parties agree that any such document or agreement, or any part thereof or of this certificate, may be drawn up in the French language.

Les parties reconnaissent leur volonté expresse que le présent acte de fiducie ainsi que tous les documents et contrats s'y rattachant directement ou indirectement soient redigés en anglais. Nonobstant cette volonté expresse, les parties conviennent que tout document ou contrat, ou toute partie de ces derniers ou du présent act de fiducie, puissent etre redigés en francais.

This Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

IN WITNESS WHEREOF Apollo Gold Corporation has caused this Debenture to be signed by a Director or Officer of the Corporation as of **[insert Issue Date]**.

APOLLO GOLD CORPORATION

By: ______________________________
Authorized Signing Officer

(FORM OF TRUSTEE'S CERTIFICATE)

This Debenture is one of the 12% Series 2004-B Convertible Secured Debentures due **[insert Maturity Date]** referred to in the Indenture within mentioned.

Date: ______________________

THE CANADA TRUST COMPANY, Trustee

By: ______________________
(Authorized Officer)

By: ______________________
(Authorized Officer)

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Trustee or other Registrar)

Date of Registration	In Whose Name Registered	Trustee or Registrar

CONVERSION FORM

TO: Apollo Gold Corporation

The undersigned registered holder of the 12% Series 2004-B convertible secured debentures (the "**Debentures**") represented by the within certificate hereby subscribes for Common Shares of Apollo Gold Corporation pursuant to the within Debenture certificate on the terms specified in the within Debenture certificate, which certificate is hereby surrendered to the Corporation and which will, upon due issuance of the Common Shares aforesaid, be null and void.

The Common Shares subscribed for will be issued as set forth below and will be mailed to the address set forth below.

DATED this ____________ day of _______, 200__.

If subscriber is a corporation:

____

By: ____________________

Name: ____________________

Title: ____________________

If subscriber is an individual:

____________________	____________________
Witness	Signature of Subscriber

Signature guaranteed:

The signature must be guaranteed by a Canadian chartered bank or a member of a recognized stock exchange or other entity acceptable to the Trustee.

Print below the name and address in full of the Person in whose name the Common Shares subscribed for are to be issued. If the Common Shares subscribed for are to be issued to more than one person, similar information must be provided for each person, as well as the number of Common Shares to be issued to each. (If any of the Common Shares are to be issued to a person or persons other than the holder of the within Debenture certificate, the holder must pay to the Corporation all requisite taxes.)

Name: ____

Address: ____

____

____________________	____________________
Social Insurance Number	Postal Code

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to (name of transferee) U.S.$_______________ (indicate principal amount of debentures being transferred) principal amount 12% convertible secured debentures of Apollo Gold Corporation represented by certificate(s) no. _____________ (indicate number(s) of certificate(s) being transferred) and irrevocably constitutes and appoints __________ __________________ (indicate name of transferee) attorney to transfer such debenture(s) on the securities register of Apollo Gold Corporation, with full power of substitution.

DATED: __________________

IF TRANSFEROR IS A CORPORATION:

____

by: ____________________________

Name: __________________________

Title: __________________________

If transferor is an individual:

_______________________________ Witness

_______________________________ Signature of Transferor

Signature guaranteed:

The signature must be guaranteed by a Canadian chartered bank or a member of a recognized stock exchange or other entity acceptable to the Trustee.

EXHIBIT "2"
FORM OF AGI GUARANTY

EXHIBIT "3"
FORM OF AGI SECURITY AGREEMENT

EXHIBIT "4"
Form of Transfer Certificate

In connection with any transfer of any of the Debentures within holding period applicable to the sales under the U.S. Securities Act of 1933, as amended (the "**U.S. Securities Act**"), the undersigned registered owner of this Debenture hereby certifies with respect to $____________ principal amount of the above-captioned securities presented or surrendered on the date hereof (the "**Surrendered Securities**") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "**transfer**"), that such transfer complies with the restrictive legend set forth on the Surrendered Securities for the reason checked below:

- ❑ The transfer of the Surrendered Securities is made to the Corporation or any subsidiaries; or
- ❑ The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act; or
- ❑ The transfer of the Surrendered Securities is pursuant to an offshore transaction in accordance with Rule 904 under the U.S. Securities Act; or
- ❑ The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the U.S. Securities Act;

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "**affiliate**" of the Corporation as defined in Rule 144 under the Securities Act (an "**Affiliate**").

- ❑ The transferee is an Affiliate of the Corporation.

DATE: ____________________

____
Signature(s)

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

EXHIBIT "5"

FORM OF NOTICE OF SUBSTITUTION

TO: The Canada Trust Company (the "**Trustee**")
AND TO: The Debentureholders Listed on Schedule "A" attached hereto

Reference is made to a trust indenture dated as of November 4, 2004 among the Trustee, the undersigned and Apollo Gold, Inc. (the "**Indenture**") providing for the issuance of the 12% Series 2004-B convertible secured debentures of the undersigned. All capitalized terms used but not defined in this notice shall have their meanings set out in the Indenture.

The undersigned hereby gives notice that it intends to exercise the substitution right set out in Section 5.4 of the Indenture by substituting one of the following:

- ☐ the Existing Security
- ☐ the Black Fox Charge
- ☐ the Cash Collateral Trust

with one of the following:

- ☐ the Existing Security
- ☐ the Black Fox Charge
- ☐ the Cash Collateral Trust.

The date for the completion of the aforesaid substitution is scheduled at ____________________.

DATED this ________ day of _______, 200__.

APOLLO GOLD CORPORATION

by: ______________________________
Authorized Signing Officer

I have the authority to bind the corporation.

Schedule "A" to
Notice of Conversion

LIST OF DEBENTUREHOLDERS

K:\Jwilkin\WPData\Apollo\Regent\Series 2004-B\Trust Indenture\Trust Indenture.Excution Copy.doc